SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

CoTherix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

COTHERIX, INC.

5000 SHORELINE COURT, SUITE 101

SOUTH SAN FRANCISCO, CALIFORNIA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 25, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of COTHERIX, INC., a Delaware corporation (the “Company”). The meeting will be held on Thursday, May 25, 2006 at 1:00 p.m. local time at the principal executive offices of the Company located at 5000 Shoreline Court, Suite 101, South San Francisco, California 94080 for the following purposes:

1.	To elect three Class II directors of the Company to hold office until the 2009 annual meeting of stockholders or until a successor has been elected and qualified or, if earlier, such director’s resignation, death or removal. Our Board of Directors intends to present James I. Healy, M.D., Ph.D., Howard B. Rosen and Donald J. Santel as nominees for election as our Class II directors;

2.	To approve an amendment and restatement of the Company’s 2004 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 2,000,000 shares, revise the automatic share increase provision and approve certain share limits;

3.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent accountants of the Company for its fiscal year ending December 31, 2006; and

4.	To conduct any other business properly brought before our annual meeting or any postponement or adjournment of our annual meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the 2006 annual meeting of stockholders is April 7, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof.

By Order of the Board of Directors

/s/ CHRISTINE E. GRAY-SMITH
Christine E. Gray-Smith Executive Vice President, Chief Financial Officer and Secretary

South San Francisco, California

April 13, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

COTHERIX, INC.

5000 SHORELINE COURT, SUITE 101

SOUTH SAN FRANCISCO, CALIFORNIA 94080

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 25, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of CoTherix, Inc., a Delaware corporation, is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. References in this proxy statement to “CoTherix,” the “Company,” “we,” “us” and “our” refer to CoTherix, Inc.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 13, 2006 to all stockholders of record entitled to vote at the Annual Meeting.

Upon request, we will provide any exhibit listed in the Form 10-K upon payment of reasonable expenses.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 7, 2006 will be entitled to vote at the Annual Meeting. As of the close of business on this record date, there were 28,632,485 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 7, 2006 your shares were registered directly in your name with CoTherix’s transfer agent, Computershare Investor Services, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 7, 2006 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

If you plan to attend the Annual Meeting you should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of record holders on the record date prior to your being admitted to the Annual Meeting. If you are a

1

beneficial owner of shares held in street name, you should provide proof of beneficial ownership on the record date, such as your most recent brokerage account statement prior to April 7, 2006, a copy of the voting instruction card or proxy provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of three Class II directors;

•	Amendment and restatement of the Company’s 2004 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 2,000,000 shares, revise the automatic share increase provision and approve certain share limits; and

•	Ratification of Ernst & Young LLP as independent accountants of the Company for its fiscal year ending December 31, 2006.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and, subject to notification at the meeting, vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will provide you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from CoTherix. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock that you held as of the close of business on April 7, 2006.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections as to how your votes should be voted on a particular proposal at the Annual Meeting, your shares will be voted “For” such

2

proposal (and, in the case of the election of directors, as a vote “For” the election of each of the three Class II nominees for director). If any other matter is properly presented at the Annual Meeting, your proxyholders (Donald J. Santel and Christine E. Gray-Smith) will vote your shares using his or her best judgment. We do not presently know of any other business to be conducted at the Annual Meeting.

Who is soliciting the proxies and paying for the proxy solicitation?

The Board of Directors of the Company is soliciting the proxies for the Annual Meeting. The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to the Company’s Secretary at 5000 Shoreline Court, Suite 101, South San Francisco, California 94080.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke any valid proxy previously delivered.

How are votes counted?

Votes at the Annual Meeting will be counted by the inspector of election appointed for the Annual Meeting. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker has authority to vote your shares with respect to “routine” matters. Although all of the proposals to be voted on at our Annual Meeting are considered “routine,” on matters that are not “routine” for which you do not give your broker instructions, the shares will be treated as broker non-votes.

3

How many votes are needed to approve each proposal?

•	Proposal 1. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors. This means that for the election of directors, the three Class II nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes and abstentions will have no effect on such proposal.

•	Proposal 2. Approval of the amendment and restatement of our 2004 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 2,000,000 shares, revise the share increase provision and approve certain share limits requires that Proposal No. 2 receives a “For” vote from the majority of shares present and entitled to vote either in person or by proxy at our Annual Meeting. Abstentions will have the same effect as “no” votes on Proposal No. 2, whereas broker “non-votes” will have no effect on such proposal.

•	Proposal 3. Ratification of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2006 requires that Proposal No. 3 receives a “For” vote from the majority of shares present and entitled to vote either in person or by proxy at our Annual Meeting. Abstentions will have the same effect as “no” votes on Proposal No. 3, whereas broker “non-votes” will have no effect on such proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote in the election of directors are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 28,632,485 shares outstanding and entitled to vote.

Your shares will be counted toward the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2006.

4

PROPOSAL 1

ELECTION OF DIRECTORS

CoTherix’s Board of Directors is divided into three classes, Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, or until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board of Directors presently has eight (8) members. There are three (3) directors in Class II, the class whose term of office expires at the Annual Meeting. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2009 annual meeting or until his successor is elected and has qualified, or until the director’s death, resignation or removal.

The directors being nominated for election to the Board of Directors, their ages as of March 1, 2006, their positions and offices held with the Company and brief biographies are set forth below. We have no reason to believe that either Dr. Healy, Mr. Rosen or Mr. Santel will be unable or unwilling to serve as a director if elected.

Nominee	Age	Year Term Expires if Elected at Annual Meeting	Positions and Offices Held with the Company
James I. Healy, M.D., Ph.D.	41	2009	Director
Howard B. Rosen	48	2009	Director
Donald J. Santel	45	2009	Chief Executive Officer and Director

James I. Healy, M.D., Ph.D. joined our Board of Directors in April 2001. Since June 2000, Dr. Healy has served as Managing Director of Sofinnova Ventures, a venture capital firm focusing on life sciences investments. From January 1998 to March 2000, Dr. Healy was employed at Sanderling Ventures, a venture capital firm. During 1997, Dr. Healy was a Novartis Foundation Bursary Award recipient and performed research at Brigham and Women’s Hospital. From August 1990 to July 1997, Dr. Healy was employed by the Howard Hughes Medical Institute and Stanford University. Dr. Healy is currently on the boards of directors of Intermune, Inc., a biopharmaceutical company, and several private companies. Dr. Healy holds a B.A. in molecular biology and a B.A. in Scandinavian studies from the University of California, Berkeley, and an M.D. and a Ph.D. in immunology from the Stanford School of Medicine.

Howard B. Rosen joined our Board of Directors in September 2005. Mr. Rosen has been Vice President, Commercial Strategy at Gilead Sciences, Inc., a biopharmaceutical company, since October 2004. From June 1994 to October 2004, Mr. Rosen held various roles at ALZA Corporation, a pharmaceutical company. Most recently at ALZA, Mr. Rosen served as its President; prior to this, he was the Vice President, Product Development. Previously during his 10-year tenure at ALZA, Mr. Rosen had responsibilities for mergers and acquisitions, R&D planning, and technology ventures. From 1993 to 1994, he managed the west coast practice of Integral, Inc. (now Analysis Group, Inc.), a management consulting firm; from 1989 through 1993 he served as Director, Corporate Development at GenPharm International, Inc. (a biopharmaceutical company); and prior to that, from 1987 to 1989, he was a consultant in the San Francisco office of McKinsey & Co., a management consulting firm. He has served since October 2004 on the Board of Directors of Pharsight Corporation, a software and consulting company serving the pharmaceutical and biotechnology industry, and is a member of the Stanford University Advisory Councils on Interdisciplinary Biosciences and the School of Engineering. Mr. Rosen was elected to the National

Academy of Engineering in 2005. Mr. Rosen holds an M.B.A. and a B.S. in Chemical Engineering from Stanford University and a M.S. in Chemical Engineering from MIT.

Donald J. Santel is Chief Executive Officer and a member of our Board of Directors. Mr. Santel joined CoTherix in April 2000 as a member of our Board of Directors. Mr. Santel served as President and Chief Executive Officer of CoTherix from April 2001 to October 2003. From October 2003 to August 2004, Mr. Santel served as President and Chief Operating Officer. In August 2004, Mr. Santel was elected Chief Executive Officer and relinquished the positions of President and Chief Operating Officer. Prior to joining CoTherix, from October 1999 to February 2000, Mr. Santel was a consultant to Neothermia Corporation, a medical device company. From January 1998 to September 1999, Mr. Santel was President and Chief Operating Officer at Reflow, Inc., a medical device company, and from January 1998 to October 1998, he was General Manager of CardioVasc, Inc., a medical device company. From 1992 to 1997, Mr. Santel held various positions at Cardiac Pathways Corporation, a medical device company, including Vice President of Marketing and International Sales and Vice President of Clinical Engineering. Mr. Santel holds a B.S.E. in biomedical engineering from Purdue University and an M.S. in electrical engineering from the University of Minnesota.

THE FOLLOWING ARE BRIEF BIOGRAPHIES OF EACH DIRECTOR WHOSE TERM WILL CONTINUE AFTER THE ANNUAL MEETING.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2007 ANNUAL MEETING

David W. Gryska joined our Board of Directors in December 2004. Mr. Gryska is a principal at Strategic Consulting Group. From December 1998 to October 2004, Mr. Gryska served in various positions at Scios, Inc., a biopharmaceutical company, most recently as Senior Vice President and Chief Financial Officer. From 1993 to 1998, he served as Vice President of Finance and Chief Financial Officer at Cardiac Pathways, a medical device company. Prior to Cardiac Pathways, Mr. Gryska served as a partner at Ernst & Young LLP, an accounting firm. During his eleven years at Ernst & Young LLP, he focused on technology industries, with an emphasis on biotechnology and healthcare companies. Mr. Gryska is a member of the board of directors of Seattle Genetics, Inc., a biotechnology company and Pharmion Corporation, a pharmaceutical company. Mr. Gryska holds a B.A. in accounting and finance from Loyola University of Chicago and an M.B.A. from Golden Gate University.

Daniel S. Janney joined our Board of Directors in April 2001. Since 1996, Mr. Janney has been a managing director of Alta Partners, a venture capital firm investing in information technologies and life science companies. Prior to joining Alta Partners, he was a Vice President at Montgomery Securities’ health care and biotechnology investment banking group from 1993 to 1996. Previously Mr. Janney was an Associate at Bankers’ Trust Company in its leveraged buyout/private equity group. From 2000 to 2005 Mr. Janney served on the board of directors of Corgentech, Inc., a biopharmaceutical company. Mr. Janney is currently on the boards of directors of Dynavax Technologies Corporation, a biopharmaceutical company, and several private companies. He holds a B.A. in history from Georgetown University and an M.B.A. from the Anderson School at the University of California, Los Angeles.

Nicholas J. Simon, III joined our Board of Directors in October 2003. Mr. Simon is a Managing Director at Clarus Ventures LLC, a company he co-founded in 2005. Since October 2001, Mr. Simon has been a General Partner at MPM BioVentures III. From April 2000 to July 2001, Mr. Simon was Chief Executive Officer, founder and a director of Collabra Pharma Inc., a pharmaceutical licensing and development company. From 1989 to April 2000, Mr. Simon served in various management positions with Genentech, Inc., a biotechnology company, including Vice President of Business and Corporate Development. From 1999 to 2003, Mr. Simon served on the board of directors of Intermune, Inc., a biopharmaceutical company, from 1999 to 2004, served on the board of directors of Genitope, Inc., a biotechnology company, from 2000 to 2002 served on the board of directors of Sangstat, Inc., a global biopharmaceutical company, which was acquired by Genzyme Corporation in 2003, and from 2003 to 2005 served on the board of directors of Rigel Pharmaceuticals, Inc., a biopharmaceutical company. Mr. Simon is currently on the boards of directors of Barrier Therapeutics, Inc., a biopharmaceutical company, as well as several private companies. Mr. Simon holds a B.S. in microbiology from the University of Maryland and an M.B.A. from Loyola College.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING

Robert B. Chess joined our Board of Directors in April 2004. Mr. Chess has been the Chairman of the board of directors at Nektar Therapeutics, formerly Inhale Therapeutic Systems, a drug delivery company, since 1999 and served as Nektar’s co-Chief Executive Officer from 1999 to 2001, as Chief Executive Officer from 1992 to 1999 and as President from 1991 to 1999. From 1987 to 1989, Mr. Chess was the co-Founder and President of Penederm, Inc., a dermatological pharmaceutical company. Prior to co-founding Penederm, Mr. Chess held various management positions at Intel Corporation and Metaphor Computer Systems (now part of IBM), and was a White House fellow during the George H. W. Bush administration serving as Associate Director, Office of Policy Development. Mr. Chess serves on the board of directors of the Biotechnology Industry Organization (BIO) and is Co-Chairman of BIO’s Intellectual Property Committee. Mr. Chess is a member of the board of directors of Pharsight Corporation, a software and consulting company serving the pharmaceutical and biotechnology industry, as well as a trustee of the Committee for Economic Development. Mr. Chess is on the faculty of the Graduate School of Business at Stanford. Mr. Chess holds a B.S. in engineering from the California Institute of Technology and an M.B.A. from Harvard Business School.

Bradford S. Goodwin joined our Board of Directors in January 2004 and was named Chairman of the Board in September 2004. Since December 2001, Mr. Goodwin has served as Chief Executive Officer and a director of Novacea, Inc., an oncology drug development and commercialization company. From April 2000 to July 2001, Mr. Goodwin was President, Chief Operating Officer and founder of Collabra Pharma Inc., a pharmaceutical licensing and development company. From 1987 to 2000, Mr. Goodwin held various senior executive positions with Genentech, Inc., a biotechnology company, most recently Vice President of Finance. Mr. Goodwin holds a B.S. in business administration from the University of California, Berkeley.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq and Securities and Exchange Commission Rules.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent accountants, our Board of Directors affirmatively has determined that all of the Company’s directors are independent directors for purposes of membership on the Board of Directors within the meaning of the applicable Nasdaq listing standards, except for Donald J. Santel, CoTherix’s Chief Executive Officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

In June 2004, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate

Governance Guidelines set forth the practices that the Board of Directors follows with respect to responsibilities of the Board of Directors, composition and selection of the Board of Directors, meetings of the Board of Directors and involvement of senior management, executive officer performance evaluation and succession planning, and committees of the Board of Directors. The Corporate Governance Guidelines were adopted by the Board of Directors to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. A copy of the Corporate Governance Guidelines may be obtained, free of charge, by contacting the Company’s Investor Relations Department at (650) 808-6500. The charters for the following committees of the Board of Directors may be viewed in the “Governance” section of the Company’s website at www.cotherix.com: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

As required under the Nasdaq listing standards, the Company’s independent directors have met and will continue to meet in regularly scheduled executive sessions at which only independent directors are present. The Company encourages, but does not require, members of the Board to attend the annual meeting of stockholders. Last year one member of the Board of Directors, Mr. Santel, attended the annual meeting of stockholders. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of CoTherix, Inc., 5000 Shoreline Court, Suite 101, South San Francisco, California 94080. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2005 for these committees of the Board of Directors:

Name	Audit		Compensation		Nominating and Corporate Governance
Mr. Robert B. Chess					X
Mr. Bradford S. Goodwin	X		X
Mr. David W. Gryska	X	*
Dr. James I. Healy			X		X	*
Mr. Daniel S. Janney	X	(1)			X
Mr. Howard B. Rosen	X	(2)
Mr. Nicholas J. Simon, III			X	*
Total meetings in the year ended December 31, 2005	11		2		1

*	Committee Chairperson
(1)	Mr. Janney resigned from the Audit Committee effective September 20, 2005.
(2)	Mr. Rosen joined the Audit Committee effective September 20, 2005.

The Board of Directors has determined that each member of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company. Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as the Stock Option Committee.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit

Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting and accounting practices; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s annual reports on Form 10-K and quarterly reports on Forms 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of the Company’s quarterly financial statements.

Three (3) directors comprise the Audit Committee: Messrs. Goodwin, Gryska and Rosen. Mr. Rosen joined the Audit Committee in September 2005. The Audit Committee met eleven (11) times during the year ended December 31, 2005. The Board of Directors has adopted a written Audit Committee Charter, which is attached as Appendix A to this proxy statement and is available on the Company’s website at www.cotherix.com. The Audit Committee Charter may also be obtained, free of charge, by contacting the Company’s Investor Relations Department at (650) 808-6500.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that Messrs. Goodwin, Gryska and Rosen of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board of Directors has determined that Mr. Goodwin and Mr. Gryska each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Goodwin’s and Mr. Gryska’s level of knowledge and experience based on a number of factors, including their formal education and experience as a senior financial officers for public reporting companies and Mr. Gryska’s experience at a nationally recognized accounting firm.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other officers; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option and purchase plans, 401(k) plan, other employee benefits plans and similar programs. Three (3) directors comprise the Compensation Committee: Dr. Healy and Messrs. Goodwin and Simon. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met two (2) times during the year ended December 31, 2005.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board of Directors), reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of

Directors, assessing the performance of the Board of Directors, reviewing and assessing the adequacy of the Company’s corporate governance policies, establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company with respect to legal and regulatory compliance matters (except those within the scope of the Audit Committee’s responsibility as described above) and reviewing and addressing stockholder communications as appropriate. Our Nominating and Corporate Governance Committee charter can be found on our corporate website at www.cotherix.com. Three (3) directors comprise the Nominating and Corporate Governance Committee: Dr. Healy and Messrs. Chess and Janney. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one (1) time during the year ended December 31, 2005.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the highest professional and personal ethics and values, broad experience at the policy-making level in business, government, education, technology or public interest, a commitment to enhancing stockholder value and sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting its assessment of director candidates, the Nominating and Corporate Governance Committee considers various and relevant career experience, relevant skills, such as an understanding of the biotechnology and pharmaceutical business, drug development, sales and marketing and business operations, financial expertise, diversity, local and community ties and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews each such director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, the committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may use its network of contacts to compile a list of potential candidates, or may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee meets to discuss and consider each such candidate’s qualifications and then selects a nominee for recommendation to the Board of Directors. All nominees for election to the Board of Directors shall be approved by a majority of the independent directors on the Board of Directors. In 2005, the Company paid fees on behalf of the Nominating and Corporate Governance Committee to a third party professional search firm to assist in the process of identifying and evaluating director candidates.

The Nominating and Corporate Governance Committee will not evaluate director candidates differently based on who has made the proposal. The Committee will consider candidates for the Board of Directors from any reasonable candidates, including stockholder recommendations.

Stockholders may propose bona fide director candidates for consideration by the Nominating and Corporate Governance Committee. Any such recommendations should be directed to the address of our principal corporate offices at 5000 Shoreline Court, Suite 101, South San Francisco, California 94080, Attn: Secretary. In addition, the Company’s bylaws permit stockholders to nominate directors at an annual meeting of the stockholders. To nominate a director, a stockholder must (i) furnish the Company with the information required by the Company’s bylaws, (ii) in some cases deliver a proxy statement and form of proxy to holders of a sufficient number of shares of common stock to elect such nominee, and (iii) give timely notice to the Secretary of the Company in accordance with the Company’s bylaws, which require that the notice be received by the Secretary of the Company within the time periods described below for stockholder proposals not intended to be included in the Company’s proxy statement and proxy card. See “Stockholder Proposals for 2007 Annual Meeting.” A copy of the Company’s bylaws may be obtained by making a written request to our Secretary at the address of our principal corporate offices set forth above.

The Company did not receive a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of the Company’s common stock.

STOCK OPTION COMMITTEE

The Stock Option Committee of the Board of Directors was established by the Compensation Committee of the Board of Directors in January 2005 and operates pursuant to a written charter. The Stock Option Committee, currently comprised of Mr. Santel, has the authority to approve grants of options to employees and consultants of the Company other than employees with a level of seniority commencing at Vice President, in amounts not to exceed 100,000 shares of common stock per month in the aggregate, and not to exceed 40,000 shares for any single optionee. All option grants outside of the terms of the Stock Option Committee charter require Compensation Committee approval.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met eight (8) times during the year ended December 31, 2005. Each member of the Board of Directors attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder wishing to send written communications to the Company’s Board of Directors or a specified individual director may do so by sending them to CoTherix at its principal corporate offices at 5000 Shoreline Court, Suite 101, South San Francisco, California 94080, Attn: Secretary. Each such communication should set forth the name and address of such stockholder, as they appear on the Company’s books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and the class and the number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner. The Company’s Secretary will relay all relevant and proper communications to the Chair of the Nominating and Corporate Governance Committee of the Board of Directors for addressing such communications as appropriate.

CODE OF ETHICS AND CODE OF BUSINESS CONDUCT

The Company has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers and a Code of Business Conduct that covers all directors, officers and employees of CoTherix. The Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the Company’s Code of Business Conduct are posted on the Company’s website at www.cotherix.com. A copy of the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Business Conduct may also be obtained, free of charge, by contacting the Company’s Investor Relations Department at (650) 808-6500. If the Company makes any material amendments to the Code of Ethics for the Chief Executive Officer and Senior Financial Officers or grants any waiver from any provision therefrom to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

DIRECTOR COMPENSATION

The Company’s directors are reimbursed for travel, lodging and other reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and for meetings of any committees of the Board of Directors on which they serve. An annual retainer up to $15,000 for directors is paid by the Company in quarterly installments for the periods during which each director serves on the Board of Directors. In 2005, Mr. Howard Rosen received $4,166 as a retainer for his period of service on the Board of Directors in 2005, while each other director received a $15,000 annual retainer. The Chair of the Board of Directors and the Chair of the Audit Committee each received an additional $10,000 annual retainer, which was paid in equal quarterly installments. All of the Company’s directors received $1,500 for each meeting they attended in person and $500 for each meeting they attended by telephone.

Automatic Option Grant Program. In February 2004, the Company’s Board of Directors approved a program of automatic option grants for non-employee directors under our 2004 Equity Incentive Plan. This program provides for automatic option grants to non-employee directors on the terms specified below; provided that such directors remain members of the Company’s Board of Directors:

•	Board Members before Initial Public Offering: Dr. Healy and Messrs. Janney, Simon, Goodwin and Chess are our non-employee directors who first joined our Board of Directors before the closing of our initial public offering and received or will receive options under the automatic option grant program as follows:

•	All of these directors each received an option to purchase 6,060 shares of our common stock on the first trading day of 2005.

•	Each of Dr. Healy and Messrs. Janney and Simon, all of whom served on our Board of Directors for more than one year prior to our initial public offering, received an option to purchase 9,090 shares of our common stock on the first trading day of 2006, and will receive 9,090 shares on the first trading day of each subsequent year.

•	Messrs. Goodwin and Chess, each of whom served on our Board of Directors for less than one year prior to our initial public offering, received an option to purchase 6,060 shares of our common stock on the first trading day of 2006 and, starting in 2007, will receive an option to purchase 9,090 shares of our common stock on the first trading day of each year.

•	Board Members after Initial Public Offering: Messrs. Gryska and Rosen are our non-employee directors who first joined our Board of Directors on or after the closing of our initial public offering (each, a “new director”), and they received and any future new directors will receive options under the automatic option grant program as follows:

•	On the director’s first day of Board service, such director received or will receive an initial option for 18,180 shares of our common stock.

•	Starting in the year after a new director joins our Board of Directors, each such director received or will receive an option to purchase 6,060 shares of our common stock on the date of our next three annual stockholders meetings.

•	Starting in the director’s fifth year of service, a new director will receive an option to purchase 9,090 shares of our common stock on the date of each subsequent annual stockholders meeting.

•	Exercise Price and Payment Method: The exercise price of each non-employee director option will be equal to the fair market value of our common stock on the option grant date. A director may pay the exercise price by using cash, shares of common stock that the director already owns, or an immediate sale of the option shares through a broker designated by us, if permitted by Company policy. The non-employee director’s options have a 10-year term but expire 12 months after the director leaves our Board of Directors for any reason.

•	Exercisability and Vesting Schedule: All director option grants under our 2004 Equity Incentive Plan are early exercisable. Provided that the director continues in service with us, each initial option grant for 18,180 shares vests in 12 equal quarterly installments following the option grant date, and each other option grant vests in four equal quarterly installments following the option grant date.

•	Vesting Acceleration: Options granted to non-employee directors under the automatic option grant program will become fully vested upon a change in control of the Company or upon the director’s death, total and permanent disability or retirement at or after age 65.

Director Option Grants in 2005.

In January 2005, Dr. Healy and Messrs. Chess, Goodwin, Janney and Simon each received an option to purchase 6,060 shares of our common stock at an exercise price of $11.92 per share, in each case pursuant to the automatic option grant program described above. In May 2005, Mr. Gryska received an option to purchase 6,060 shares of our common stock at an exercise price of $7.13 per share pursuant to the automatic option grant program described above. In September 2005, Mr. Rosen received an option to purchase 18,180 shares of our common stock at an exercise price of $14.00 per share in connection with his appointment as a member of our Board of Directors pursuant to the automatic option grant program described above.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH OF THE NOMINEES LISTED HEREIN

PROPOSAL 2

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2004 EQUITY INCENTIVE PLAN

Our stockholders are being asked to approve (a) an amendment and restatement of the 2004 Equity Incentive Plan to increase the number of shares of common stock available for grant under the plan by an additional 2,000,000 shares and revise the automatic share increase provision under the plan such that on January 1 of each year, starting in 2007, the number of shares reserved under the 2004 Equity Incentive Plan will automatically increase by the lesser of 2,000,000 shares and 4% of the total number of shares of our common stock then outstanding and (b) a limit on the maximum number of shares with respect to which stock options, stock appreciation rights, restricted stock and stock units may be granted to any individual in any year under the 2004 Equity Incentive Plan and other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our 2004 Equity Incentive Plan was adopted by our Board of Directors in February 2004 and approved by our stockholders in June 2004. The 2004 Equity Incentive Plan became effective upon the effectiveness of the registration statement related to our initial public offering in October 2004. On March 9, 2006, at the recommendation of the Compensation Committee, the Board of Directors approved, subject to approval by the stockholders, an amendment and restatement of the 2004 Equity Incentive Plan to increase the number of shares issuable over the term of the plan by 2,000,000 shares and to revise the automatic share increase provision under the plan such that on January 1 of each year, starting in 2007, the number of shares reserved under the 2004 Equity Incentive Plan will automatically increase by the lesser of 2,000,000 shares and 4% of the total number of shares of our common stock then outstanding. The automatic increase provision under the 2004 Equity Incentive Plan currently provides that on January 1 of each year, starting in 2005, the number of shares reserved thereunder will automatically increase by the lesser of 531,765 shares and 2.5% of the total number of shares of our common stock then outstanding.

If the amendment and restatement of the plan is approved by the stockholders, the maximum aggregate number of shares that may be issued pursuant to all awards will be 7,409,369 as of March 9, 2006, subject to annual increase as described above. If the amendment and restatement of the plan is approved by the stockholders, we plan to register the additional 2,000,000 shares reserved under the 2004 Equity Incentive Plan on a Registration Statement on Form S-8.

Pursuant to the amendment and restatement of the 2004 Equity Incentive Plan, the maximum number of shares with respect to which stock options, stock appreciation rights, restricted stock and stock units may be granted to any participant in any fiscal year of the Company will be 606,000 shares. However, in connection with a participant’s initial commencement of services with the Company, a participant may be granted stock options, stock appreciation rights, restricted stock and stock units for up to a total of 909,000 shares. The purpose of these limitations is to ensure that awards granted under the 2004 Equity Incentive Plan will be eligible to qualify as performance-based compensation under Section 162(m) of the Code and therefore be exempt from the compensation deduction limit under Section 162(m) of the Code.

The Board of Directors has concluded that the proposed amendment and restatement of the 2004 Equity Incentive Plan is in the best interests of the Company and its stockholders. The Board of Directors believes that the Company’s long-term success is dependent upon the ability of the Company to attract and retain outstanding and highly skilled individuals in the extremely competitive labor market in which we operate. The Board of Directors believes that the remaining shares available for grant under the 2004 Equity Incentive Plan are not sufficient to accomplish these purposes. Specifically, in light of the Company’s past and continued growth, including the anticipated hiring of additional employees, the Board of Directors believes that an increase in the number of shares reserved for issuance under the 2004 Equity Incentive Plan is necessary to attract and hire new employees, to motivate and retain existing employees, and for other corporate purposes.

Summary of the Amended and Restated 2004 Equity Incentive Plan

The principal terms of the 2004 Equity Incentive Plan, as amended and restated, are summarized below. This summary does not purport to be complete, and is subject to, and qualified by reference to, all provisions of the plan, as proposed to be amended and restated, a copy of which is attached to this proxy statement as Appendix B.

Share Reserve. As of March 9, 2006, there were 5,409,369 shares of our common stock reserved for issuance under the 2004 Equity Incentive Plan, subject to adjustment in the event of a stock split, stock dividend, or other similar change in the common stock or capital structure of our Company. Shares that were available for grant under the Company’s 2000 Stock Option Plan not subject to outstanding options were transferred to and reserved for issuance under the 2004 Equity Incentive Plan in connection with our initial public offering in October 2004. In addition, as shares are forfeited or repurchased under the 2000 Stock Option Plan, they will be transferred to the 2004 Equity Incentive Plan. In general, if options or shares awarded under our 2004 Equity Incentive Plan are forfeited, then those options or shares will again become available for grant or award under the 2004 Equity Incentive Plan.

As of March 9, 2006, under the 2004 Equity Incentive Plan, options to purchase approximately 3,446,404 shares were outstanding, a total of approximately 1,329,068 options to purchase shares had been exercised, and approximately 631,473 shares remained available for issuance. As of March 9, 2006, the Company had 91 employees and 7 directors eligible to participate in the 2004 Equity Incentive Plan. Consultants are also eligible to participate in the 2004 Equity Incentive Plan; as of March 9, 2006, 17 consultants were participants in the 2004 Equity Incentive Plan.

Administration. The Compensation Committee of our Board of Directors administers the 2004 Equity Incentive Plan. The Compensation Committee has the complete discretion to make decisions relating to the administration of our 2004 Equity Incentive Plan. With respect to awards subject to Section 162(m) of the Code, awards will be approved solely by two or more outside directors as defined under Section 162(m) of the Code and applicable tax regulations.

Amendment of Plan in March 2006. In March 2006, at the recommendation of our Compensation Committee, our Board of Directors approved the following amendments to the 2004 Equity Incentive Plan, which amendments did not require stockholder approval:

•	We may no longer, without stockholder approval, (i) reduce the exercise price of any option awarded under the plan or (ii) cancel any option awarded under the 2004 Equity Incentive Plan in exchange for another award at a time when the exercise price exceeds the fair market value of the underlying shares unless the cancellation and exchange occurs in connection with a change in control.

•	We may no longer extend promissory notes to cover the exercise or purchase price of an award granted under the 2004 Equity Incentive Plan.

•	We may no longer use a “reload” feature to grant additional options if shares of common stock are tendered to pay the exercise price of an option.

•	The exercise price for nonstatutory stock options granted under the 2004 Equity Incentive Plan may no longer be less than 100% of the fair market value of our common stock on the option grant date.

•	The base price for stock appreciation rights granted under the 2004 Equity Incentive Plan may no longer be less than 100% of the fair market value of our common stock on the stock appreciation right grant date.

Eligibility. Employees, non-employee members of our Board of Directors and consultants are eligible to participate in our 2004 Equity Incentive Plan.

Types of Awards. Our 2004 Equity Incentive Plan provides for the following types of awards:

•	incentive and nonstatutory stock options to purchase shares of our common stock;

•	stock appreciation rights;

•	restricted shares of our common stock; and

•	stock units.

Options and Stock Appreciation Rights. The exercise price for incentive stock options and nonstatutory stock options granted under the 2004 Equity Incentive Plan may not be less than 100% of the fair market value of our common stock on the option grant date. Optionees may pay the exercise price by using cash, shares of common stock that the optionee already owns, or an immediate sale of the option shares through a broker designated by us.

Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or of any of our affiliates unless the following conditions are satisfied: (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the incentive stock option does not exceed five years from the date of grant.

A participant who exercises a stock appreciation right receives the increase in value of our common stock over the base price. The base price for stock appreciation rights granted under the 2004 Equity Incentive Plan may not be less than 100% of the fair market value of our common stock on the stock appreciation right grant date. The settlement value of the stock appreciation right may be paid in cash or shares of common stock or a combination of both. Options and stock appreciation rights vest at the times determined by our Compensation Committee. In most cases, our options and stock appreciation rights will vest over a four-year period following the date of grant. Options and stock appreciation rights generally expire 10 years after they are granted and generally expire earlier if the participant’s service terminates earlier.

Restricted Shares and Stock Units. Restricted shares may be awarded under the 2004 Equity Incentive Plan. Restricted shares vest at the times determined by our Compensation Committee. No cash consideration shall be required of the award recipients. Stock units may be awarded under the 2004 Equity Incentive Plan. Stock units may be granted in consideration of a reduction in the recipient’s other compensation or in consideration of services rendered. Each award of stock units may or may not be subject to vesting and vesting, if any, shall occur upon satisfaction of the conditions specified by our Compensation Committee. Settlement of vested stock units may be made in the form of cash, shares of common stock or a combination of both.

Termination of Service. An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the plan terminates continuous service with us, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonstatutory stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Section 162(m) of the Code. The maximum number of shares with respect to which stock options, stock appreciation rights, restricted stock and stock units may be granted to any participant in any fiscal year of the Company is 606,000 shares. However, in connection with a participant’s initial commencement of services with the Company, a participant may be granted stock options, stock appreciation rights, restricted stock and stock units for up to a total of 909,000 shares. The foregoing limitations are adjusted proportionately in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company. In addition, no participant may receive stock units of more than $1,000,000 in value in a single year.

Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to its chief executive officer and each of its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of the Company’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option is canceled, the cancelled award shall continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.

In order for restricted stock or stock units to qualify as performance-based compensation, the plan administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. The 2004 Equity Incentive Plan includes the following performance criteria that may be considered by the plan administrator when granting performance-based awards: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price and working capital. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement may exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

Adjustments. If there is a subdivision of our outstanding shares of common stock, a dividend declared in stock or a combination or consolidation of our outstanding shares of common stock into a lesser number of shares, corresponding adjustments will be automatically made in each of the following: (a) the number of shares of common stock available for future awards under the 2004 Equity Incentive Plan, (b) any limitation on the maximum number of shares of common stock that may be subject to awards in a fiscal year, (c) the number of shares of common stock covered by each outstanding option or stock appreciation right, as well as the exercise price under each such award, (d) the number of shares of common stock covered by the options to be granted under the automatic option grant program, or (e) the number of stock units included in any prior award that has not yet been settled.

Change in Control. If we are merged or consolidated with another company, and such merger or consolidation results in a change in control of us, the Board of Directors may provide that each option or award under the plan continues, is assumed or substituted, fully vests or is cancelled in exchange for a cash payment equal to the spread between the exercise price and the value of our common stock on the closing date of such merger or consolidation. Certain option agreements provide for acceleration related to a change of control.

Automatic Option Grant Program. In February 2004, the Company’s Board of Directors approved a program of automatic option grants for non-employee directors under our 2004 Equity Incentive Plan. This program provides for automatic option grants to non-employee directors on the terms specified below; provided that such directors remain members of the Company’s Board of Directors:

•	Board Members Who Joined Our Board before Our Initial Public Offering:

•	Such director received an option to purchase 6,060 shares of common stock on the first trading day of 2005.

•	Such director who served on the Company’s Board of Directors for more than one year prior to our initial public offering received an option to purchase 9,090 shares of common stock on the first trading day of 2006, and shall receive 9,090 shares on the first trading day of each subsequent year.

•	Such director who served on the Company’s Board of Directors for less than one year prior to our initial public offering received an option to purchase 6,060 shares of common stock on the first trading day of 2006 and, starting in 2007, will receive an option to purchase 9,090 shares of common stock on the first trading day of each subsequent year.

•	Board Members Who Joined Our Board after Our Initial Public Offering:

•	On the director’s first day of Board service, such director will receive an initial option for 18,180 shares of common stock.

•	Starting in the year after a new director joins our Board of Directors, each such director will receive an option to purchase 6,060 shares of common stock on the date of the Company’s next three annual meetings of stockholders.

•	Starting in the director’s fifth year of service, a new director will receive an option to purchase 9,090 shares of common stock on the date of each subsequent annual meeting of stockholders.

The exercise price of each non-employee director’s option will be equal to the fair market value of our common stock on the option grant date. A director may pay the exercise price by using cash, shares of common stock that the director already owns, or an immediate sale of the option shares through a broker designated by us, if permitted by Company policy. The non-employee director’s options have a 10-year term but expire 12 months after the director leaves our Board of Directors for any reason. Provided that the director continues in service with us, each initial option grant for 18,180 shares vests in 12 equal quarterly installments following the option grant date, and all other option grants each vests in four equal quarterly installments following the option grant date. Options granted to non-employee directors under the automatic option grant program will become fully vested upon a change in control of the Company or upon the director’s death, total and permanent disability or retirement at or after age 65.

Amendments or Termination. Our Board of Directors may amend or terminate the 2004 Equity Incentive Plan at any time. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, we shall obtain stockholder approval of any such amendment to the 2004 Equity Incentive Plan in such a manner and to such a degree as required. The 2004 Equity Incentive Plan will terminate on the tenth anniversary of its adoption date, unless our board decides to terminate the plan earlier.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of 2004 Equity Incentive Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or guidance that may be issued by the Treasury Department under Section 409A of the Internal Revenue Code.

Nonstatutory Stock Options. The grant of a nonstatutory stock option under the 2004 Equity Incentive Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

If a director chooses to exercise his or her nonstatutory stock option for unvested shares of common stock, such director who exercises the option for unvested shares of common stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such option is exercised an amount equal to the spread between the amount paid for such stock and the fair market value on the date of exercise. If such an election is made, the director recognizes no further amounts of compensation income upon the vesting of any shares and any gain or loss on subsequent disposition will be long or short-term capital gain to the participant. The Section 83(b) Election must be made within thirty days from the time the exercise of the nonstatutory stock option. If a director exercises an option for unvested shares of common stock and does not make a Section 83(b) Election, such director will be subject to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the shares of common stock vest.

In the event a nonstatutory stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how tax authorities will apply additional tax, penalties and interest as violations of Section 409A of the Code is unclear.

Incentive Stock Options. The grant of an incentive stock option under the 2004 Equity Incentive Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how tax authorities will apply additional tax, penalties and interest as violations of Section 409A of the Code is unclear. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonstatutory stock option.

Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make a Section 83(b) Election to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights. Recipients of stock appreciation rights generally should not recognize income until the stock appreciation rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of stock appreciation rights. Participants will recognize gain upon the disposition of any shares received on exercise of stock appreciation rights equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

To the extent that stock appreciation rights are amended, such stock appreciation rights may be considered deferred compensation and subject to the rules of new Section 409A of the Code. Stock appreciation rights subject to Section 409A of the Code that fail to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how tax authorities will apply additional tax, penalties and interest as violations of Section 409A of the Code is unclear.

Stock Units. Recipients of stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

Stock units also can be considered non-qualified deferred compensation and subject to the rules of new Section 409A of the Code. A grant of stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such participant. Currently how tax authorities will apply additional tax, penalties and interest as violations of Section 409A of the Code is unclear.

Amended Plan Benefits.

As of the date of this proxy statement, no employee, officer, director or associate of any director or officer has been granted any awards subject to stockholder approval of the proposed amendment and restatement of the 2004 Equity Incentive Plan. The benefits to be received pursuant to the amended and restated 2004 Equity Incentive Plan by our directors, officers and employees are not determinable at this time.

The following table sets forth information with respect to options granted under the 2004 Equity Incentive Plan during the year ended December 31, 2005:

Identity of Group	Options Granted	% of Total Options Granted(1)	Weighted Average Exercise Price Per Share
Donald J. Santel Chief Executive Officer	200,000	13%	$8.30
Thomas L. Feldman President and Chief Business Officer	150,000	10	$8.30
James E. Pennington, M.D. Executive Vice President and Chief Medical Officer	100,000	6	$8.30
Christine E. Gray-Smith Executive Vice President, Chief Financial Officer and Secretary	100,000	6	$8.30
George W. Mahaffey Senior Vice President, Sales and Marketing	40,000	3	$8.30
Executive Group(2)	700,000	45	$8.30
Non-Executive Director Group(3)	54,540	4	$12.08
Non-Executive Employee Group	787,216	51%	$9.77

(1)	Based on a total of 1,549,256 shares of common stock granted under the 2004 Equity Incentive Plan during the year ended December 31, 2005.
(2)	The executive group in 2005 consisted of Donald J. Santel, Thomas L. Feldman, James E. Pennington, M.D., Christine E. Gray-Smith, George W. Mahaffey, Klara A. Dickinson and Robert S. Michitarian.
(3)	The non-executive director group in 2005 consisted of Robert B. Chess, Bradford S. Goodwin, David W. Gryska, James I. Healy, M.D., Ph.D., Daniel S. Janney, Howard B. Rosen and Nicholas J. Simon, III.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to the number of shares of our common stock that may be issued under all of our equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of our 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan. The Company does not have any equity compensation plans that have not been approved by our stockholders. The proposed increase of 2,000,000 shares under the 2004 Equity Incentive Plan is not included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options		(b) Weighted- Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,613,147	(1)	$5.25	594,481	(2)(3)
Equity compensation plans not approved by security holders	0		0	0

(1)	Consists of the shares issuable pursuant to options granted under the 2004 Equity Incentive Plan.
(2)	The 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan contain “evergreen” provisions pursuant to which the number of authorized shares reserved for issuance thereunder automatically increases each January 1 beginning in 2005. As of January 1 of each year, the 2004 Equity Incentive Plan share reserve will automatically be increased by the lesser of 531,765 shares or that number of shares equal to 2.5% of the then outstanding common stock. On January 1, 2006, the share reserve increase was 531,765 for the 2004 Equity Incentive Plan. If Proposal 2 is approved, as of January 1 of each year starting in 2007, the 2004 Equity Incentive Plan share reserve will automatically be increased by the lesser of 2,000,000 shares or that number of shares equal to 4% of the then outstanding common stock. The number of shares available for purchase under the 2004 Employee Stock Purchase Plan will automatically increase by the lesser of 159,259 shares or 0.75% of the total number of shares of common stock then outstanding. On January 1, 2006, the share reserve increase was 159,529 for the 2004 Employee Stock Purchase Plan. The January 2006 evergreen increases are not included in the number reported.

(3)	As of December 31, 2005, 406,883 shares were available for issuance under the 2004 Employee Stock Purchase Plan. Up to 37,968 shares are subject to purchase at the end of the current offering period on May 15, 2006, at which time such shares, if purchased, will no longer remain available for future issuance.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR”

RATIFICATION AND APPROVAL OF THE AMENDMENT AND RESTATEMENT

OF THE COMPANY’S 2004 EQUITY INCENTIVE PLAN

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent accountants. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions and broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT AUDITORS’ FEES

In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2004 and December 31, 2005 by Ernst & Young LLP, the Company’s principal accounting firm.

	Fiscal Year Ended (in thousands)
	2004	2005
Audit Fees(1)	$1,098	$751
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	53

Total Fees	$1,098	$804

All fees described above were approved by the Audit Committee of the Board of Directors.
(1)	Audit fees included fees for the audit of our annual financial statements included in our Form 10-K, the audit of the Company’s internal control over financial reporting, the review of financial statements included in the Company’s 10-Q filings and fees for review of registration statements and issuance of consents. Audit fees also included fees for professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Professional services related to special projects.

PRE-APPROVAL POLICIES AND PROCEDURES.

Section 10A(i)(1) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires that all audit and non-audit services to be performed by the Company’s principal accountants be approved in the advance by the Audit Committee of the Board of Directors, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants that are subsequently ratified by the Audit Committee (the “De Minimis Exception”). Pursuant to Section 10A(i)(1) of the Exchange Act, the Audit Committee has established procedures by which it pre-approves such services as needed at each regularly scheduled meeting. There have been no fees billed or non-audit services performed pursuant to the De Minimis Exception during the periods in which the pre-approval requirement has been in effect.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 1, 2006 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the principal address of each of the stockholders listed below is c/o CoTherix, Inc., 5000 Shoreline Court, Suite 101, South San Francisco, CA 94080.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Shares Issuable Pursuant to Options Exercisable Within 60 Days of March 1, 2006(2)	Percent of Total(3)
Entities affiliated with Alta Partners(4) One Embarcadero Center, Suite 4050 San Francisco, CA 94111	2,953,786	—	10.3%

Entities affiliated with Deerfield Capital, L.P.(5) 780 Third Avenue, 37th Floor New York, NY 10017 c/o Hemisphere Management (B.V.I.) Limited Bison Court, Columbus Centre P.O. Box 3460 Road Town, Tortola British Virgin Islands	1,601,636	—	5.6%

Entities affiliated with MPM Capital(6) 601 Gateway Boulevard, Suite 350 South San Francisco, CA 94080	3,572,555	—	12.5%

Pictet Funds-Biotech One Boulevard Royal Luxembourg L-2016 N4	1,491,585	—	5.2%

Sectoral Asset Management Inc.(7) 2120-100 Sherbrooke Street West Montreal PQ H3A 3GA Canada	2,297,870	—	8.0%

Entities affiliated with Sofinnova Venture Partners(8) 140 Geary Street, 10th Floor San Francisco, CA 94108	2,363,154	—	8.3%

Sofinnova Capital IV FCPR(9) 17 rue de Surene 75008 Paris France	1,582,913	—	5.5%

Executive Officers and Directors
Donald J. Santel(10)	599,024	528,553	2.1%
Thomas L. Feldman	388,345	273,345	1.4%
James E. Pennington, M.D.(11)	249,803	157,985	*
Christine E. Gray-Smith(12)	113,344	105,344	*
George W. Mahaffey	72,995	71,433	*
Klara A. Dickinson	76,041	74,479	*
Robert S. Michitarian	21,875	21,875	*
Robert B. Chess	51,510	51,510	*
Bradford S. Goodwin(13)	51,510	12,120	*
David W. Gryska	24,240	24,240	*
James I. Healy, M.D., Ph.D.(8)(9)(14)	2,417,694	15,150	8.5%
Daniel S. Janney(4)	3,008,326	54,540	10.5%
Howard B. Rosen	18,180	18,180	*
Nicholas J. Simon, III(6)(15)	3,630,125	54,540	12.7%
All executive officers and directors as a group (14 persons)	10,723,012	1,463,294	37.4%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (SEC) and generally includes voting or investment power with respect to securities as well as shares of common stock issuable pursuant to options exercisable within a 60-day period, which in this table is within 60 days of March 1, 2006. This table is based upon information supplied by officers, directors and Schedules 13D, 13G and 13F and Forms 3 and 4 filed with the SEC. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.
(2)	Includes shares of our common stock issuable pursuant to options exercisable within 60 days of March 1, 2006.
(3)	Shares of common stock subject to options currently exercisable or convertible, or exercisable or convertible within 60 days of March 1, 2006, are deemed outstanding for purposes of computing the percentage of the person holding the option but are not deemed outstanding for purposes of computing the percentage of any other person. Applicable percentages are based on 28,581,485 shares outstanding on March 1, 2006, adjusted as required by rules promulgated by the SEC.
(4)	Includes 1,942,611 shares held of record by Alta California Partners III, L.P., 62,226 shares held of record by Alta Embarcadero Partners III, LLC, 869,164 shares of record held by Alta BioPharma Partners III, L.P., 58,370 shares held by Alta BioPharma Partners GmbH & Co. Beteiligungs KG and 21,415 shares held by Alta Embarcadero BioPharma Partners III, LLC. Certain principals of Alta Partners II, Inc. are managing directors of Alta California Management Partners III, LLC (which is the general partner of Alta California Partners III, L.P.), and managers of Alta Embarcadero Partners III, LLC. As managing directors and managers of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The principals of Alta Partners II, Inc. disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. The respective general partner of Alta BioPharma Partners III, L.P., the managing limited partner of Alta BioPharma Partners III GmbH & Co. Beteiligungs KG, and the managers of Alta Embarcadero BioPharma Partners III, LLC exercise sole voting and investment power with respect to the shares owned by such funds. Certain principals of Alta Partners III, Inc. are managing directors of Alta BioPharma Management Partners III, LLC (which is the general partner of Alta BioPharma Partners III, L.P. and the managing limited partner of Alta BioPharma Partners III GmbH & Co. Beteiligungs KG), and managers of Alta Embarcadero BioPharma Partners III, LLC. As managing directors and managers of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The principals of Alta Partners III, Inc. disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. Mr. Janney, one of our directors, is a managing director of Alta California Management Partners III, LLC (which is the general partner of Alta California Partners III, L.P.), and a manager of Alta Embarcadero Partners III, LLC. As managing director and manager of such funds, Mr. Janney may be deemed to share voting and investment powers over the shares held by the funds. Mr. Janney disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. In November 2005, the Daniel Janney and Noelle Montgomery Family Trust received 869 shares of common stock in conjunction with a distribution by Alta California Partners III, L.P.
(5)	Includes shared voting and dispositive power of 676,628 shares held by Deerfield Capital, L.P., 611,423 shares held by Deerfield Partners, L.P., 65,205 shares held by Deerfield Special Situations Fund, L.P., 925,008 shares held by Deerfield Management Company, L.P., 803,911 shares held by Deerfield International Limited, 121,097 shares held by Deerfield Special Situations International Limited and 1,601,636 shares held by James E. Flynn. Mr. Flynn is a general partner of the Deerfield entities and disclaims beneficial ownership in shares held by the various Deerfield entities except to the extent of his pecuniary interest therein.
(6)	Includes 2,973,884 shares held of record by MPM BioVentures III-QP, L.P., 199,954 shares held of record by MPM BioVentures III, L.P., 89,812 shares held of record by MPM BioVentures III Parallel Fund, L.P., 251,329 shares held of record by MPM BioVentures III GmbH & Co. Beteiligungs KG and 57,576 shares held of record by MPM Asset Management Investors 2003 BVIII LLC. MPM BioVentures III GP, L.P. and MPM BioVentures III LLC are the direct and indirect general partners of MPM BioVentures III-QP, L.P., MPM BioVentures GmbH & Co. Beteiligungs KG, MPM BioVentures III, L.P., and MPM BioVentures III Parallel Fund, L.P. Mr. Simon, one of our directors, is a general partner at MPM BioVentures III LLC and holds voting and dispositive power for the shares held of record by MPM BioVentures III LLC. Mr. Simon disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(7)	Jerome G. Pfund and Michael L. Sjostrom are the sole shareholders of Sectoral Asset Management Inc. Mr. Pfund, Mr. Sjostrom and Sectoral Asset Management have sole power to vote 284,498 of the shares and sole power to dispose of 2,297,870 shares. Each of Mr. Pfund and Mr. Sjostrom disclaims beneficial ownership of the shares held by Sectoral Asset Management Inc.
(8)

Includes 2,254,413 shares held of record by Sofinnova Venture Partners V, L.P., 74,157 shares held of record by Sofinnova Venture Affiliates V, L.P. and 34,584 shares held of record by Sofinnova Venture Principals V, L.P. Sofinnova Management V, LLC is the general partner of Sofinnova Venture Partners V, L.P., Sofinnova Venture

Affiliates V, L.P., and Sofinnova Venture Principals V, L.P. Dr. Healy, one of our directors, is a managing director of Sofinnova Management V, LLC. Sofinnova Management V, LLC has a nominal pecuniary interest in Sofinnova Capital IV FCPR. Dr. Healy disclaims beneficial ownership of any of the shares held by the aforementioned parties, except to the extent of his pecuniary interest therein.

(9)	The managing members of Sofinnova Capital IV FCPR have a nominal pecuniary interest in Sofinnova Management V, LLC.
(10)	Includes 69,690 shares held in a trust for the benefit of Mr. Santel.
(11)	Includes 91,818 shares held in a trust for the benefit of Dr. Pennington.
(12)	Includes 8,000 shares held in a trust for the benefit of Ms. Gray-Smith.
(13)	Includes 39,390 shares held by Mr. Goodwin and his wife as joint tenants. Mr. Goodwin holds a limited partnership interest in Sofinnova Venture Affiliates V, L.P., a beneficial owner of more than 5% of our voting securities. Mr. Goodwin disclaims beneficial ownership of any shares of our capital stock held by Sofinnova Venture Affiliates V, L.P., except to the extent of his pecuniary interest therein.
(14)	Dr. Healy is a shareholder of the general partner of Sofinnova Capital IV FCPR, a beneficial owner of more than 5% of our voting securities. In addition, Dr. Healy holds a limited partnership interest in Alta Embarcadero Partners III, LLC, a beneficial owner of more than 5% of our voting securities. Dr. Healy disclaims beneficial ownership of any shares of our capital stock held by Sofinnova Capital IV FCPR and Alta Embarcadero Partners III, LLC, except to the extent of his pecuniary interest therein.
(15)	Mr. Simon holds a limited partnership interest in Sofinnova Venture Affiliates V, L.P., a beneficial owner of more than 5% of our voting securities. Mr. Simon disclaims beneficial ownership of any shares of our capital stock held by Sofinnova Venture Affiliates V, L.P., except to the extent of his pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We prepare Section 16(a) forms on behalf of our executive officers and all of our directors except Mr. Simon. We prepare such forms based on information provided by such executive officers and directors. Based solely on review of this information, or written representations from reporting persons that no other reports were required, we believe that, during the year ended December 31, 2005, our executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS

The following table sets forth as of March 1, 2006 our executive officers, their ages and the positions they held.

Name	Age	Position
Executive Officers and Directors
Donald J. Santel	45	Chief Executive Officer and Director
Thomas L. Feldman	55	President and Chief Business Officer
Christine E. Gray-Smith	56	Executive Vice President, Chief Financial Officer and Secretary
James E. Pennington, M.D.	62	Executive Vice President and Chief Medical Officer
George W. Mahaffey	47	Senior Vice President, Sales and Marketing
Klara A. Dickinson	38	Vice President, Regulatory Affairs
Robert S. Michitarian	40	Vice President, General Counsel and Assistant Secretary

Donald J. Santel. See the description in Proposal 1.

Thomas L. Feldman is the President and Chief Business Officer of CoTherix. Mr. Feldman joined CoTherix in December 2003 as an Executive Vice President and our Chief Commercial Officer and relinquished those titles and became our President and Chief Business Officer in August 2004. From April 2003 to December 2003, Mr. Feldman served in a consulting capacity as Acting Vice President of Sales and Marketing at Genesoft Pharmaceuticals, Inc, a biopharmaceutical company. From January 1995 to December 2002, Mr. Feldman was Vice President of Sales and Marketing at Scios, Inc., a biopharmaceutical company. From 1993 through 1994, Mr. Feldman was National Sales Manager at Ortho Pharmaceutical Corporation (a Johnson & Johnson pharmaceutical company). From 1973 to 1993, he held various sales and marketing positions at Johnson & Johnson affiliate, McNeil Pharmaceutical, where he most recently served as National Sales Manager from 1990 to 1993. Mr. Feldman holds a B.S. in speech and business from North Dakota State University.

Christine E. Gray-Smith is Executive Vice President, the Chief Financial Officer and Secretary of CoTherix. Ms. Gray-Smith joined CoTherix in April 2004. From June 2001 to April 2004, Ms. Gray-Smith served as Chief Financial Officer of Triad Therapeutics, Inc., a biopharmaceutical company, and was promoted to Senior Vice President in 2003. From November 1997 to May 2001, Ms. Gray-Smith served as Vice President of Finance and Chief Financial Officer at Calydon, Inc., a biotechnology company. From August 1994 to November 1997, Ms. Gray-Smith served as the senior financial officer at SUGEN, Inc., a biopharmaceutical company, with her most recent title being Vice President of Finance. Previously, Ms. Gray-Smith served in senior financial management roles at Worldtalk Corporation, a provider of content security and policy management solutions, and Power Up Software Corporation. Ms. Gray-Smith also spent nine years with the international accounting firm of Arthur Young & Company (predecessor to Ernst & Young LLP). Ms. Gray-Smith holds a B.A. in sociology from the University of California, Berkeley and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

James E. Pennington, M.D. is Executive Vice President and the Chief Medical Officer of CoTherix. Dr. Pennington joined CoTherix in February 2004. From January 2001 to January 2004, Dr. Pennington served as Executive Vice President of Medical and Scientific Affairs at InterMune, Inc., a biopharmaceutical company. From June 1999 to January 2001, Dr. Pennington served as Senior Vice President of Research, Development and Clinical Affairs at Alpha Therapeutic Corporation, a biological and biopharmaceutical company. From October 1997 to February 1999, Dr. Pennington served as Senior Vice President of Clinical Research at Shaman Pharmaceuticals, Inc., a biopharmaceutical company. From September 1986 to June 1994, Dr. Pennington served as Director and from July 1994 to October 1997, he served as Vice President of Biological Clinical Research at Bayer Corporation. Prior to joining the pharmaceutical industry, Dr. Pennington spent 12 years as a member of the Harvard Medical School faculty. Dr. Pennington holds a B.A. from the University of Oregon and an M.D. from the University of Oregon Medical School and is Board Certified in internal medicine and infectious diseases.

George W. Mahaffey is Senior Vice President, Sales and Marketing of CoTherix. Mr. Mahaffey joined CoTherix in March 2004 as Vice President, Marketing and was promoted to Senior Vice President in September 2005. From 2000 to 2004, Mr. Mahaffey was Senior Director, Marketing and Business Development at Scios, Inc., a biopharmaceutical company. From 1997 to 2000, he was employed in sales and marketing roles at Neurex, Inc., a biopharmaceutical company. Mr. Mahaffey previously worked at the DuPont Co. for 18 years in various engineering and pharmaceutical sales positions. He holds a B.S. in chemical engineering from the University of Delaware and an M.B.A. from the University of South Florida.

Klara A. Dickinson is Vice President, Regulatory Affairs of CoTherix. Ms. Dickinson joined CoTherix in January 2004 as Director, Regulatory Affairs and was promoted to Vice President in September 2004. Prior to CoTherix, Ms. Dickinson spent six years at Scios, Inc., a biopharmaceutical company, serving most recently as Associate Director of Regulatory Affairs. From 1993 to 1997, she held several positions in the Quality Control and Regulatory Affairs departments at DEY Laboratories, a biopharmaceutical company. Ms. Dickinson holds a B.S. in biology from the College of Great Falls in Montana and is certified by the Regulatory Affairs Certification Board.

Robert S. Michitarian is Vice President, General Counsel and Assistant Secretary of CoTherix. Mr. Michitarian joined CoTherix in February 2005. From December 2001 to February 2005, Mr. Michitarian served as Associate General Counsel of Affymetrix, Inc., a microarray and bioinformatics company. Prior to joining Affymetrix, Mr. Michitarian was Vice President, General Counsel and Secretary of Blaze Software, Inc. and its successor Brokat Technologies Inc., an e-commerce software company, from 2000 to 2001. From 1998 to 2000, Mr. Michitarian was Corporate Counsel at Genentech, Inc. From 1994 to 1998, Mr. Michitarian was an attorney with the law firm of Latham & Watkins. Mr. Michitarian holds a B.A. in political science from Stanford University and a J.D. from the University of Virginia.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information of the Company’s chief executive officer and the four other most highly compensated executive officers of the Company, as determined on the basis of salary and bonuses as of the year ended December 31, 2005 (the “Named Executive Officers”). All information set forth in this table reflects compensation earned by the Named Executive Officers for services with the Company for the year ended December 31, 2005 as well as their compensation for the year ended December 31, 2004.

Summary Compensation Table

							Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus			Securities Underlying Options	All Other Compensation
Donald J. Santel Chief Executive Officer	2005 2004	$ $	300,804 252,322	$ $	90,000 150,000		200,000 250,000	$ $	— —
Thomas L. Feldman President and Chief Business Officer	2005 2004	$ $	290,804 252,218	$ $	85,000 110,000		150,000 422,720	$ $	— —
James E. Pennington, M.D. Executive Vice President and Chief Medical Officer	2005 2004	$ $	280,804 229,475	$ $	71,500 178,125	(1)	100,000 222,720	$ $	— —
Christine E. Gray-Smith Executive Vice President, Chief Financial Officer and Secretary	2005 2004	$ $	265,804 175,056	$ $	83,500 70,775		100,000 149,075	$ $	11,496 149,658	(2) (2)
George W. Mahaffey Senior Vice President, Sales and Marketing	2005 2004	$ $	226,246 161,364	$ $	79,000 88,409	(3)	40,000 60,000	$ $	— —

(1)	Represents a $103,125 performance bonus, a $50,000 signing bonus and a $25,000 bonus earned as a result of the closing of our initial public offering.
(2)	Represents relocation allowance.
(3)	Represents a $48,409 performance bonus and a $40,000 signing bonus.

Stock Option Grants in 2005

The following table provides information concerning stock option grants to each of our Named Executive Officers during 2005. No stock appreciation rights have been granted to these individuals.

The shares subject to each option listed in the following table vested as to 25% of the shares upon completion of 12 months of continuous service from March 11, 2005 and the balance of the shares vests in equal monthly installments over the next 36 months of continuous service. In addition, options may vest and become exercisable on an accelerated basis as described below in the sections titled “Executive Compensation—Employment Agreements” and “Executive Compensation—Severance and Change of Control Arrangements.” The options listed in the table aggregate incentive stock options and nonstatutory stock options and vesting schedules are described on an aggregated basis.

Percentages shown under “Percent of Total Options Granted to Employees in 2005” are based on options for an aggregate of 1,487,216 shares granted to our employees during 2005.

The exercise price of each option granted was equal to the fair market value of our common stock on the date of grant as determined by our Board of Directors, which has been determined by our Board of Directors to be the closing price as reported in the Wall Street Journal on the date prior to the date of grant.

The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed according to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable value at 5% and 10% appreciation is calculated by:

•	Multiplying the number of shares of stock subject to a given stock option by the closing price of our common stock as reported on the Nasdaq National Market on December 30, 2005 of $10.58;

•	Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the option; and

•	Subtracting from that result the aggregate option exercise price.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2005	Exercise Price Per Share	Expiration Date

Name					5%	10%
Donald J. Santel	200,000	13%	$8.30	3/10/15	$1,043,604	$2,644,488
Thomas L. Feldman	150,000	10	8.30	3/10/15	782,703	1,983,366
James E. Pennington, M.D.	100,000	7	8.30	3/10/15	521,802	1,322,244
Christine E. Gray-Smith	100,000	7	8.30	3/10/15	521,802	1,322,244
George W. Mahaffey	40,000	3	8.30	3/10/15	208,721	528,898

2005 Stock Option Values

The following table provides information concerning the number of stock options exercised during 2005 and the number of unexercised stock options held as of December 31, 2005, by each of our Named Executive Officers. No stock appreciation rights were exercised by our Named Executive Officers in 2005, and no stock appreciation rights were outstanding at the end of that year.

Amounts presented under the caption “Value Realized” are based on the closing price of our common stock as reported on each exercise date, less the exercise price payable for such shares, multiplied by the number of shares exercised, without taking into account any taxes that might be payable in connection with the transaction. Amounts presented under the caption “Value of Unexercised In-the-Money Options at December 31, 2005” are based on the closing price per share of our common stock as of December 30, 2005 of $10.58 per share, less the exercise price payable for such shares, multiplied by the number of shares subject to the stock option, without taking into account any taxes that might be payable in connection with the transaction.

All of Mr. Santel’s options were exercisable as of December 31, 2005, except that (a) with respect to 60,000 shares under Mr. Santel’s option for 100,000, 20,000 of the shares became exercisable on January 1, 2006 and 20,000 shares will become exercisable on each January 1, 2007 and January 1, 2008; and (b) with respect to Mr. Santel’s 200,000 share option grant, 25% of the shares became exercisable on March 11, 2006 and the balance of the shares become exercisable in equal monthly installments over the next 36 months of continuous service.

All of Mr. Feldman’s options were exercisable as of December 31, 2005, except that (a) with respect to 60,000 shares under Mr. Feldman’s option for 75,741 shares, 20,000 of the shares became exercisable on January 1, 2006 and 20,000 of the shares will become exercisable on each January 1, 2007 and January 1,

2008; and (b) with respect to Mr. Feldman’s 150,000 share option grant, 25% of the shares became exercisable on March 11, 2006 and the balance of the shares become exercisable in equal monthly installments over the next 36 months of continuous service.

Dr. Pennington’s option for 222,720 shares became exercisable in full as of January 1, 2006. With respect to Dr. Pennington’s 100,000 share option grant, 25% of the shares became exercisable on March 11, 2006 and the balance of the shares become exercisable in equal monthly installments over the next 36 months of continuous service.

All of Ms. Gray-Smith’s options were exercisable as of December 31, 2005, except that (a) with respect to 59,038 shares under Ms. Gray-Smith’s option for 105,652 shares, 23,307 of the shares became exercisable on January 1, 2006, 23,307 of the shares will become exercisable on January 1, 2007 and the remaining 12,424 shares will become exercisable on January 1, 2008; and (b) with respect to Ms. Gray-Smith’s 100,000 share option grant, 25% of the shares became exercisable on March 11, 2006 and the balance of the shares become exercisable in equal monthly installments over the next 36 months of continuous service.

Mr. Mahaffey option for 60,600 shares became exercisable in full as of January 1, 2006. With respect to Mr. Mahaffey’s 40,000 share option grant, 25% of the shares became exercisable on March 11, 2006 and the balance of the shares become exercisable in equal monthly installments over the next 36 months of continuous service.

Any shares purchased under unvested options with an early exercise provision will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee’s cessation of service with us, prior to the full vesting of such shares.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable
Donald J. Santel	—	$—	454,387	260,000	$3,721,537	$790,800
Thomas L. Feldman	50,000	451,770	312,720	210,000	2,514,514	676,800
James E. Pennington, M.D.	—	—	91,818	139,084	871,436	598,942
Christine E. Gray-Smith	2,970	10,691	84,037	159,038	528,560	599,325
George W. Mahaffey	—	—	60,600	40,000	381,150	91,200

Employment Agreements

Donald J. Santel. We entered into an executive employment agreement dated October 8, 2003 with Mr. Santel, our Chief Executive Officer, which was amended effective August 30, 2004. The amendment provided for an annual base salary of $285,000, an annual bonus of up to 35% of his annual base salary upon achievement of certain performance goals mutually agreed upon by Mr. Santel and our Board of Directors and an option grant of 250,000 shares of our common stock. The 250,000 option grant, which became immediately exercisable, vested as to 25% of the shares on August 30, 2005 and the balance of the shares vest in equal monthly installments over the next 36 months of continuous service. Mr. Santel’s 2006 base salary has been set by our Board of Directors at $350,000 with an annual bonus of up to 50% of his base salary upon achievement of certain performance goals mutually agreed upon by Mr. Santel and our Board of Directors.

Our agreement with Mr. Santel also provides that if Mr. Santel’s service is terminated for any reason other than cause or disability (as defined in the agreement), upon our receipt of a release, Mr. Santel’s written resignation from the Board of Directors and return of Company property: (1) he will continue to receive his base salary for six months after his termination date, (2) he will vest in such number of additional shares as he would have vested had he provided six months of additional service to the Company from the date of his termination, and (3) if he elects to receive COBRA, we will pay COBRA premiums for him and his eligible dependents until the earlier of the date when they are no longer eligible for COBRA coverage and the date that is six months after his termination date. If Mr. Santel and his dependents do not elect COBRA coverage, we will pay for their health insurance coverage up to the amount we would have paid for their COBRA coverage, subject to applicable withholding.

The agreement also provides that if the Company undergoes a change of control (as defined in the agreement) and Mr. Santel is subject to involuntary termination (as defined in the agreement) upon (a) the effective date of the change of control, (b) within 60 days prior to the effective date of the change of control if on the date of involuntary termination a person authorized by our Board of Directors is in discussion with a potential acquirer, or (c) within twelve months of such change of control, Mr. Santel shall vest in 50% of the then unvested shares subject to the 250,000 option grant. Notwithstanding the foregoing, in no event shall Mr. Santel receive the benefit of both vesting acceleration provisions relating to a termination for any reason other than cause or disability or termination in connection with a change of control. Instead, Mr. Santel would receive the benefit of such option acceleration provision that would provide him with the most number of vested option shares. In addition to the provisions of Mr. Santel’s employment agreement, the section below titled “Severance and Change of Control Arrangements” describes benefits to Mr. Santel under additional specific option grants under certain circumstances.

Thomas L. Feldman. We entered into an offer letter in December 2003 with Mr. Feldman that was amended effective August 30, 2004. The agreement provided for a signing bonus of $30,000 and the amendment provided for a base salary of $275,000, with a target annual bonus of up to 35% of his annual base salary upon achievement of certain performance goals established by our Chief Executive Officer and approved by our Board of Directors and an option grant of 222,720 shares. The 222,720 option grant, which became exercisable in its entirety in January 2006, vested as to 25% of the shares in January 2004 and the balance of the shares vest in equal monthly installments over the next 36 months of continuous service. Mr. Feldman’s 2006 base salary has been set by our Board of Directors at $315,000 with an annual bonus of up to 45% of his base salary upon achievement of certain performance goals mutually agreed upon by Mr. Feldman and our Chief Executive Officer and approved by our Board of Directors.

Pursuant to the amended agreement, if we terminate Mr. Feldman’s employment for any reason other than cause or permanent disability (as defined in the agreement), he will continue to receive his base salary for six months after his termination date and if Mr. Feldman elects to receive COBRA, we will pay his COBRA premiums until the earliest of (a) the date that is six months following his employment termination date; (b) the expiration date of his COBRA coverage or (c) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment. The amended agreement also provides that if the Company undergoes a change of control as defined in the 2004 Equity Incentive Plan and Mr. Feldman is subject to involuntary termination within twelve months of such change of control, Mr. Feldman shall vest in such number of additional shares in his 222,720 share grant as would have vested had he provided twelve months of additional service to the Company from his date of termination. In addition to the provisions of Mr. Feldman’s offer letter, the section below titled “Severance and Change of Control Arrangements” describes benefits to Mr. Feldman under specific additional option grants under certain circumstances.

James E. Pennington. We entered into an offer letter in February 2004 with Dr. Pennington providing for an annual base salary of $250,000, a $50,000 signing bonus, eligibility to receive a $25,000 bonus after the signing of a license agreement for an additional compound, a $25,000 bonus as a result of the closing of our initial public offering, which was consummated in October 2004 and an option grant of up to 222,720 shares of our common stock, all of which were granted by the Board of Directors. The 222,720 option grant, which became exercisable in its entirety in January 2006, vested as to 25% of the shares on February 2, 2004 and the balance of the shares vest in equal monthly installments over the next 36 months of continuous service. Dr. Pennington’s 2006 base salary has been set by our Board of Directors at $293,000 with an annual bonus of up to 35% of his base salary upon achievement of certain performance goals mutually agreed upon by Dr. Pennington and our Chief Executive Officer and approved by our Board of Directors.

Pursuant to the offer letter, if we terminate Dr. Pennington’s employment for any reason other than cause (as defined in the offer letter), upon our receipt of a release, Dr. Pennington’s written resignation from the Board of Directors to the extent applicable and return of Company property: (1) he will continue to receive his base salary for six months after his termination date, (2) he will vest in such number of additional shares as he would have vested had he provided six months of additional service to the Company from the date of his termination, and (3) we will pay COBRA premiums for him for six months after his termination date. The offer letter also provides that if the Company undergoes a change of control and Dr. Pennington is subject to involuntary termination within twelve months of such change of control, Dr. Pennington shall vest in such number of additional shares in his 222,720 share grant as would have vested had he provided twelve months of additional service to the Company from his date of termination. Notwithstanding the foregoing, in no event shall Dr. Pennington receive the benefit of both vesting acceleration provisions relating to a termination for any reason other than cause or termination in connection with a change of control. Instead, Dr. Pennington would receive the benefit of such option acceleration provision that would provide him with the most number of vested option shares. Benefits to Dr. Pennington under additional specific option grants are also described below under “Severance and Change of Control Arrangements.”

Christine E. Gray-Smith. We entered into an offer letter in March 2004 with Ms. Gray-Smith providing for an annual base salary of $245,000, an after-tax relocation allowance not to exceed $110,000, a target annual bonus of 30% of her annual base salary upon achievement of certain performance goals established by our Chief Executive Officer and approved by our Board of Directors and an option grant of 149,075 shares. The 149,075 option grant, which becomes exercisable in installments through January 2008, vested as to 25% of the shares in April 2005 and the balance of the shares vest in equal monthly installments over the next 36 months of continuous service. Ms. Gray-Smith’s 2006 base salary has been set by our Board of Directors at $283,000 with an annual bonus of up to 35% of her base salary upon achievement of certain performance goals mutually agreed upon by Ms. Gray-Smith and our Chief Executive Officer and approved by our Board of Directors.

Pursuant to the offer letter, if we terminate Ms. Gray-Smith’s employment for any reason other than cause (as defined in the offer letter), upon our receipt of a release, Ms. Gray-Smith’s written resignation from the Board of Directors to the extent applicable and return of Company property: (1) she will continue to receive her base salary for six months after her termination date, (2) she will vest in such number of additional shares as he would have vested had he provided six months of additional service to the Company from the date of her termination, and (3) we will pay COBRA premiums for her for six months after her termination date. The offer letter also provides that if the Company undergoes a change of control and Ms. Gray-Smith is subject to involuntary termination within twelve months of such change of control, Ms. Gray-Smith shall vest in such number of additional shares in her 149,075 share grant as would have vested had she provided twelve months of additional service to the Company from her date of termination. Notwithstanding the foregoing, in no event shall Ms. Gray-Smith receive the benefit of both vesting acceleration provisions relating to a termination for any reason other than cause or termination in connection with a change of control. Instead, Ms. Gray-Smith would receive the benefit of such option acceleration provision that would provide her with the most number of vested option shares. Benefits to Ms. Gray-Smith under specific option grants are also described below under “Severance and Change of Control Arrangements.”

George W. Mahaffey. We entered into an offer letter in March 2004 with Mr. Mahaffey providing for an annual base salary of $200,000, a target annual bonus of 30% of his annual base salary upon achievement of certain performance goals established by our Chief Executive Officer and approved by our Board of Directors, a $40,000 signing bonus and options to purchase common stock, with respect to which the Board granted an option to purchase 60,600 shares of common stock. The 60,600 option grant, which became fully exercisable in January 2006, vested as to 25% of the shares in March 2005 and the balance of the shares vest in equal monthly installments over the next 36 months of continuous service. Mr. Mahaffey’s 2006 base salary has been set by our Board of Directors at $248,000 with an annual bonus of up to 30% of his base salary upon achievement of certain performance goals mutually agreed upon by Mr. Mahaffey and our Chief Executive Officer and approved by our Board of Directors.

The offer letter also provides that if the Company undergoes a change of control and Mr. Mahaffey is subject to involuntary termination within twelve months of such change of control, Mr. Mahaffey shall vest in such number of additional shares in his 60,600 share grant as would have vested had he provided twelve months of additional service to the Company from his date of termination. In addition to the provisions of Mr. Mahaffey’s offer letter, the terms of his various option grants as described below under “Severance and Change of Control Arrangements” describes benefits to Mr. Mahaffey under certain circumstances.

Severance and Change of Control Arrangements

See “Employment Agreements” above for a description of the severance arrangements for Messrs. Santel, Feldman and Mahaffey, Dr. Pennington and Ms. Gray-Smith.

For Mr. Santel’s option covering 182,579 shares granted in November 2003, if we are subject to a change in control and Mr. Santel is involuntarily terminated (a) upon the change in control, (b) within 60 days before the change in control if a person authorized by our Board of Directors is in discussion with a potential acquiror or (c) within 12 months after the change in control, then he will become vested in 50% of his then unvested option shares. If Mr. Santel’s service is terminated for any reason other than cause or permanent disability (as defined in the applicable stock option agreement), upon our receipt of a release, his written resignation from the Board of Directors and return of Company property, he will vest in such number of additional shares as he would have vested had he provided six months of additional service to the Company from the date of his termination. Notwithstanding the foregoing, in no event shall Mr. Santel receive the benefit of both vesting acceleration provisions relating to a termination for any reason other than cause or disability, or termination in connection with a change of control. Instead, Mr. Santel will receive the benefit of such option acceleration provision that will provide him with the most number of vested option shares.

For Mr. Feldman’s option covering 200,000 shares granted in August 2004, if we are subject to a change of control and Mr. Feldman is involuntary terminated within 12 months following the change of control, Mr. Feldman shall vest in such number of additional shares as would have vested had he provided twelve months of additional service to the Company from his date of termination.

With respect to the shares granted in March 2005 to each of Mr. Santel, Mr. Feldman, Dr. Pennington, Ms. Gray-Smith and Mr. Mahaffey in the amounts, respectively, of 200,000, 150,000, 100,000, 100,000 and 40,000, if we are subject to a change of control, such Named Executive Officer shall vest in 50% of the then unvested shares underlying the option grant and if such Named Executive Officer is involuntary terminated within 12 months following the change of control, such Named Executive Officer shall vest in any remaining shares under such option grant.

The Compensation Committee of our Board of Directors, as plan administrator of the 2004 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by our Named Executive Officers and any other person in connection with certain changes in control of CoTherix.

In addition, options held by the Named Executive Officers are subject to the terms of our 2004 Equity Incentive Plan or 2000 Stock Plan as applicable. If we are merged or consolidated with another company, and such merger or consolidation results in a change in control of the Company, an option under the 2000 Stock Plan will be subject to the terms of the merger agreement, which may provide that the option continues, is assumed or substituted, fully vests or is settled for the full value of such option in cash, followed by the cancellation of such option. For an option or award under the 2004 Equity Incentive Plan, the Board of Directors shall provide that each option or award under the plan continues, is assumed or substituted, fully vests or is cancelled in exchange for a cash payment equal to the spread between the exercise price and the value of our common stock on the closing date of such merger or consolidation. Certain option agreements held by Named Executive Officers provide for acceleration related to a change of control.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed “soliciting material” or to be “filed” with the SEC.

The Compensation Committee of the Board of Directors is responsible for formulating the Company’s compensation policies, administering the Company’s stock option and purchase plans, granting stock options and other stock-related awards, determining the aggregate compensation of non-officer employees, and reviewing, analyzing and approving the compensation structure for our chief executive officer (“CEO”), and our executive and non-executive officers each year. The Compensation Committee, comprised of non-employee directors, has the exclusive authority to establish the level of base salary and bonus payable to the CEO and the other executive and non-executive officers of the Company and acts periodically to evaluate the effectiveness of the compensation program in linking Company performance and executive pay. We believe that the composition of our Compensation Committee meets the requirements of independence under the applicable Nasdaq and SEC rules and regulations. In 2005, we adopted a new Compensation Committee Charter containing a more detailed description of the functions of the Compensation Committee, which is available in the “Governance” section of the Company’s website at www.cotherix.com.

Compensation Philosophy. Our compensation philosophy and strategy is intended to attract, retain and motivate talented executives, to reward achievement of sustained, measurable results, to align executive compensation with our long- and short-term business objectives, and to remain competitive with companies that seek similarly qualified executives. We consider compensation surveys of comparable companies in our industry and of our general industry to establish guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. For 2005, key factors affecting our decisions included the nature and scope of the executive officer’s responsibilities and their effectiveness in leading our initiatives to achieve corporate and individual objectives.

Base Salary. The base salary of each executive officer is reviewed at least annually and adjustments are generally made in the first quarter of the year, retroactive to the first day of the year, to reflect, among other things, promotions, changes in job description or responsibilities, and market conditions. Each year the Compensation Committee reviews independent compensation surveys and compares salary levels of its executive officers with those of comparable positions in similarly situated companies in order to determine the competitiveness of the Company’s base salaries for its executive officers. In setting annual base salaries, the Compensation Committee also reviews and evaluates the performance of the activity for which the executive has responsibility, the impact of that activity on the Company and the skills and experience required for the job. Adjustments to each individual’s base salary are made in connection with annual performance reviews.

Discretionary Bonus. To reinforce the attainment of Company goals, the Company believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable discretionary incentive pay. The Compensation Committee has established a bonus target for each executive and non-executive officer expressed as a percentage of base salary, ranging from 25% to 40%. The Compensation Committee determined actual 2005 bonuses for its CEO solely based on the achievement of corporate performance objectives, and for other executive officers based on both corporate and individual performance objectives. The Compensation Committee determined that the Company achieved 75% of its 2005 corporate performance objectives, and accordingly, the bonus awards paid reflect those results in addition to the individual accomplishments of the executive officers. The actual 2005 bonuses received by our Named Executive Officers are disclosed in the “Summary Compensation Table” in our proxy statement for our 2006 annual meeting.

Mr. Santel’s bonus was based on factors discussed below under “CEO Compensation.” Mr. Feldman’s bonus was based in part on building the sales and marketing organization, achieving the U.S. commercial launch of Ventavis and exceeding sales targets. Dr. Pennington’s bonus was based in part on his leadership role in our research and development programs. Ms. Gray-Smith’s bonus was determined based in part on her leadership role in successfully implementing an effective system of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and establishing financial infrastructure to support our product launch, as well as securing financing for our operation in the successful completion of two follow-on offerings in 2005. Mr. Mahaffey, who became a Named Executive Officer in 2005, received a bonus based in part on his leadership in connection with the launch of Ventavis and for exceeding sales targets for Ventavis.

Long-Term Incentive Compensation. Generally, a significant stock option grant is made in the year that an executive officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of the Compensation Committee. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period, the exercise prices of that individual’s outstanding options relative to current market value, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varies from individual to individual at the Compensation Committee’s discretion. Consistent with the Company’s policy described above, in 2005 the Compensation Committee approved option grants to its executive officers. The option grants to our Named Executive Officers are disclosed in the “Summary Compensation Table” in our proxy statement for our 2006 annual meeting.

CEO Compensation. The determination by the Compensation Committee of the CEO’s remuneration generally is based upon methods consistent with those used for other executive officers, except that the CEO’s discretionary bonus is based solely on the achievement of corporate performance objectives. The Compensation Committee considers quantitative factors, including the Company’s financial, strategic and operating performance for the year, as well as certain qualitative criteria including leadership, qualities and management skills as exhibited by meeting our business objectives. Specifically, for 2005 the Compensation Committee concluded that Mr. Santel played a pivotal role in leading the Company to achieve the following corporate performance objectives:

•	successfully launching commercial sales of Ventavis in the U.S. and exceeding sales targets of Ventavis;

•	closing two follow-on offerings in 2005;

•	obtaining the necessary approvals for the administration of Ventavis using the I-neb device;

•	initiating the Phase II ACTIVE Trial; and

•	meeting other operational and compliance objectives.

The Compensation Committee believes that the continued commitment and leadership of our executive officers through 2005 were and continue to be important factors in the Company’s progress.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if certain requirements are met. The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practices, our compensation philosophy and the best interests of the stockholders.

Submitted by the following members of the Compensation Committee:

Nicholas J. Simon, III (Compensation Committee Chairman)

Bradford S. Goodwin

James I. Healy, M.D., Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Company’s Compensation Committee consists of Dr. Healy and Messrs. Goodwin and Simon. None of the Company’s executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality, integrity and effectiveness of the accounting, auditing and financial reporting practices of the Company. The Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors. The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the U.S. Securities and Exchange Commission and the Nasdaq National Market. You can access the latest Audit Committee charter in the “Governance” section of the Company’s website at www.cotherix.com.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the Company’s independent auditors. The Audit Committee also discussed with the independent auditors matters required to be reviewed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Company’s independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the expertise and knowledge of management and the independent auditors in carrying out their oversight responsibilities. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not ensure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent auditors.

Each of Messrs. Goodwin, Gryska and Rosen are independent members of the Audit Committee as determined by the Board of Directors based on Nasdaq National Market rules and the Securities and

Exchange Commission’s additional independence requirements for members of audit committees. In addition, the Board of Directors has determined that each of Messrs. Goodwin and Gryska is an audit committee financial expert as defined by Securities and Exchange Commission rules.

Submitted by the Audit Committee of the Board of Directors:

David W. Gryska (Audit Committee Chairman)

Bradford S. Goodwin

Howard B. Rosen

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s common stock for the period commencing on October 15, 2004, the first trading day of the Company’s common stock on the Nasdaq National Market, and ending on December 30, 2005, with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Biotechnology Index, over the same period. This graph assumes the investment of $100.00 on October 15, 2004 in the common stock, or on September 30, 2004 in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not necessarily indicative of, nor is it intended to forecast, the potential future performance of the common stock. Information used in the graph was obtained from a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the Report of the Audit Committee, the Report of the Compensation Committee and Stock Performance Graph shall not be deemed filed with the United States Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investor Rights Agreement

We have entered into an investor rights agreement with certain of our stockholders. Pursuant to the investor rights agreement, if we propose to register any of our securities under the Securities Act either for our own account or for the account of other securityholders after this offering, subject to certain conditions and limitations, the holders of registration rights will be entitled to include their shares of common stock. In addition, holders of registration rights may require us on not more than two occasions, to file a registration statement under the Securities Act with respect to their shares of common stock. Further, the holders of registration rights may require us to register their shares on Form S-3 when this form is available to us. These rights shall terminate altogether five years after the effective date of the closing of our initial public offering, and, with respect to each holder of such rights, on the date when such holder holds less than 1% of our outstanding shares of common stock and is able to sell within a three-month period all of its shares pursuant to Rule 144 under the Securities Act. These registration rights are subject to certain conditions and limitations, including the right of underwriters to limit the number of shares included in any such registration under certain circumstances.

Agreements with Executive Officers and Directors

Other Agreements. We have entered into employment agreements and change of control agreements with our executive officers and a separation agreement with a former executive officer. For more information regarding these agreements, see “Employment Agreements” and “Severance and Change of Control Agreements.”

Stock Options Granted to Executive Officers

In March 2005, the Compensation Committee of our Board of Directors granted stock options to each of the following executive officers to acquire the following number of shares of the Company’s common stock: (a) Mr. Santel: 200,000 shares; (b) Mr. Feldman: 150,000 shares; (c) Dr. Pennington: 100,000 shares; (d) Ms. Gray-Smith: 100,000 shares; (e) Mr. Mahaffey: 40,000 shares; (f) Ms. Dickinson: 35,000 shares and (g) Mr. Michitarian: 75,000 shares.

Each option has an exercise price of $8.30 per share, which is equal to the closing price per share on March 10, 2005, as reported in the Wall Street Journal, representing pursuant to the 2004 Equity Incentive Plan the fair market value of the grants. Each executive officer’s options in the aggregate will become exercisable with respect to 25% of the shares subject to the options upon the optionee’s completion of 12 months of service after the date of grant and with respect to an additional 2.08333% of the shares subject to the options upon the optionee’s completion of each of the next 36 months of service thereafter.

The option agreements for each of the options granted to the executive officers described above provides for the following acceleration of vesting in the event of and following a change in control of the Company. An option will become exercisable with respect to 50% of the then unvested option shares upon the occurrence of a change in control before the optionee’s service terminates. If an optionee is involuntarily terminated within 12 months after the change in control, then the option will become exercisable in full with respect to all of the option shares. An involuntary termination includes a termination without cause or a resignation following a material reduction in responsibilities, a reduction in base salary of more than 10% or a relocation of the optionee’s principal workplace by more than 30 miles.

Executive Officer 2005 Bonuses

In March 2006, the Compensation Committee of the Board of Directors approved 2005 bonuses for our executive officers. See “Executive Compensation—Summary Compensation Table.”

Director Stock Options

Certain of our non-employee directors were granted options to purchase shares of our common stock in January 2006. See “Proposal 1: Election of Directors—Director Compensation.”

Indemnification Agreements

As permitted by Delaware law, the Company has adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of the Company’s directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, and against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of CoTherix. In addition, the amended and restated certificate of incorporation provides that the Company’s directors will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or the Company’s stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. The Company maintains liability insurance which insures the Company’s directors and officers against certain losses and insures the Company with respect to its obligations to indemnify the Company’s directors and officers.

In addition, the Company has entered into separate indemnification agreements with each director and officer. These agreements, among other things, require the Company to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director or officer. At present, the Company is not aware of any pending or threatened litigation or proceeding involving any of the Company’s directors, officer, employees or agents in which indemnification would be required or permitted. The Company believes provisions in our amended and restated certificate of incorporation and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

NOTICE OF AMENDMENT AND RESTATEMENT OF BYLAWS

On March 28, 2006, the Company’s Board of Directors amended our bylaws to require stockholders to deliver to the Company notice of stockholder proposals for annual meetings not less than one hundred twenty (120) days prior to the first anniversary of the date on which the Company first released its proxy materials for the preceding year’s annual meeting of stockholders. Our bylaws previously required such notice to be delivered to the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if no proxy materials were mailed by the Company in connection with the preceding year’s annual meeting, or if the date of the annual meeting was advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, the prior bylaws required delivery of such notice not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the first public announcement of the date of such meeting. The amendment to our bylaws became effective upon its adoption by the Board of Directors and is not being presented for approval by stockholders at the annual meeting.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are CoTherix stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to CoTherix, Attention: Investor Relations, 5000 Shoreline Court, Suite 101, South San Francisco, CA 94080. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

If you wish to bring a matter before the Company’s 2007 annual meeting and have such a matter considered for inclusion in the Company’s proxy statement and form of proxy for presentation at such meeting pursuant to Rule 14a-8 under the Exchange Act, you must submit the proposal to the Company at its principal corporate offices at 5000 Shoreline Court, Suite 101, South San Francisco, CA 94080, Attn: Secretary, which must be received not later than December 14, 2006. You are also advised to review the Company’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission.

If the Company is not notified of a stockholder proposal by February 27, 2007, then the management personnel who have been appointed as proxies may have the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

Stockholders may contact the Secretary of the Company at the Company’s principal corporate offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The Company’s bylaws have also been filed with the SEC as an exhibit to the Company’s Registration Statement on Form S-1 (Commission File No. 333-113521) filed in connection with its initial public offering.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ CHRISTINE E. GRAY-SMITH
Christine E. Gray-Smith
Executive Vice President, Chief Financial Officer and Secretary

South San Francisco, California

April 13, 2006

APPENDIX A

COTHERIX, INC.

AUDIT COMMITTEE CHARTER

PURPOSE:

This Charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of CoTherix, Inc. (the “Company”). The purpose of the Committee is to oversee the Company’s accounting practices, system of internal controls, audit processes and financial reporting processes.

GENERAL POLICIES:

The Committee has the responsibilities and powers set forth in this Charter. The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

The Committee shall rely on the expertise and knowledge of the Company’s management (including its Chief Executive Officer, Chief Financial Officer, General Counsel, compliance officers and others) and the Company’s independent auditors in carrying out its oversight responsibilities.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for ensuring that the Company’s financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles. Management is also responsible for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining internal control over financial reporting. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles, to conduct investigations (except as it may do so upon its own authority), or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls except to the extent set forth in this Charter.

The Company’s independent auditors are responsible for auditing the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and for reviewing the Company’s unaudited interim financial statements.

The Company shall provide the Committee with adequate staff support and resources to discharge its responsibilities.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communication between the Committee, management of the Company and the Company’s independent auditors, and to determine that all parties are aware of their responsibilities.

MEMBERSHIP:

The members of the Committee will be nominated by, appointed by, and serve at the discretion of, the Board. The Committee will consist of at least three (3) members of the Board who meet the following criteria (in each case to the extent that such requirements are effective from time to time):

A. Each member will be an independent director in accordance with the applicable rules of The Nasdaq National Market (“Nasdaq”) and the rules of the Securities and Exchange Commission (“SEC”).

B. Each member will be able to read and understand fundamental financial statements, in accordance with the applicable rules of Nasdaq.

C. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, in accordance with the applicable rules of Nasdaq.

D. At least one member will be an “audit committee financial expert” in accordance with the applicable rules of Nasdaq and the SEC.

E. Members shall not serve on more than three (3) public company audit committees simultaneously.

The Board shall designate one member of the Committee as the Chair of the Committee.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee shall include:

Processes, Controls and Risk Management

1. Reviewing periodically the Company’s financial reporting processes and disclosure controls and processes, based on consultation with the Company’s management and independent auditors.

2. Reviewing periodically the adequacy and effectiveness of the Company’s internal control policies and procedures based on consultation with the Company’s management and independent auditors.

3. Reviewing the reports prepared by management and attested to by the Company’s independent auditors and assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC.

4. Discussing guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage the Company’s exposure to risk, including the risk of fraud and the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures, based on consultation with the Company’s management and independent auditors.

Independent Auditors

5. Appointing, approving the compensation of, and overseeing the work of the Company’s independent auditors. In this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors, the independent auditors shall report directly to the Committee, and the Committee shall ensure the independent auditors’ ultimate accountability to the Board and the Committee as representatives of the stockholders of the Company.

6. Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, and shall not engage the independent auditors to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee; provided that the decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next meeting.

7. Discussing with the Company’s independent auditors their annual audit plan, including the scope of audit activities, the adequacy of staffing and budget or compensation, and all critical accounting policies and practices to be used, and any other matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented.

8. Reviewing quarterly with management and the Company’s independent auditors:

•	The results of the annual audit of the Company or the independent auditors’ procedures with respect to interim periods, as applicable, including any significant findings, comments or recommendations of the independent auditors, including any matters required to be communicated to the Committee by the independent auditors under the stands of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), together with management’s responses thereto; and

•	Any significant changes in the Company’s accounting principles or the methods of applying the Company’s accounting principles.

9. Reviewing and discussing reports from the independent auditors, including a report to be received annually prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K) on:

•	All critical accounting policies and practices used by the Company;

•	Alternative accounting treatments within generally accepted accounting principles related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments; and

•	Other material written communications between the independent auditors and management.

10. Reviewing with the Company’s independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards.

11. Obtaining and reviewing at least annually a report by the Company’s independent auditors describing:

•	The independent auditors’ internal quality-control procedures; and

•	Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority (including without limitation the PCAOB), within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

12. Evaluating annually the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead audit partner and independent review partner, take into account the opinions of management.

13. Determining that the independent auditors have a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

14. Obtaining and reviewing at least annually a formal written statement by the Company’s independent auditors delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, as it may be modified or supplemented, and reviewing and discussing with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors; in this regard, the Committee shall take appropriate action, if necessary, to ensure the independence of the auditors.

15. Reviewing periodically with the independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The Committee should review any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues or internal control-related issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company that is in addition to its audit report on the effectiveness of internal control over financial reporting.

16. The Committee shall discuss with management and the independent auditors management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weaknesses identified.

17. The Committee shall discuss with the independent auditors the characterization of deficiencies in internal control over financial reporting and any differences between management’s assessment of the deficiencies and that of the independent auditors. The Committee shall also discuss with management its remediation plan to address internal control deficiencies. The Committee shall determine that the disclosures describing any identified material weaknesses and management’s remediation plans are clear and complete.

18. The Committee shall discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.

SEC Reports and Other Disclosure

19. Reviewing with management and the Company’s independent auditors, before release:

•	the audited financial statements and unaudited interim financial statements;

•	the Company’s earnings announcements or financial releases;

•	the Company’s earning guidance and financial information provided to analysts and rating agencies; and

•	Management’s Discussion and Analysis (MD&A) in the Company’s annual report on Form 10-K (or the Annual Report to stockholders if distributed prior to the filing of the Form 10-K) and quarterly reports on Form 10-Q.

20. Recommending to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

21. Directing the Company’s independent auditors to review, before filing with the SEC, the Company’s interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

22. Overseeing compliance with the disclosure requirements of the SEC, including disclosure of information regarding auditors’ services and audit committee members, member qualifications and activities.

Other Responsibilities and Authority

23. Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

24. Reviewing and discussing with the Company’s management (including the Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Compliance Officer, Healthcare Compliance Officer and others, as applicable) any significant regulatory, compliance or legal matters that may have a material effect on the financial statements or the Company’s business.

25. Reviewing and approving, in accordance with the applicable rules of Nasdaq, all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and discussing with management the business rationale for the transactions and whether appropriate disclosures have been made.

26. Reviewing, approving and monitoring the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers in accordance with the applicable rules of Nasdaq and the SEC.

27. Establishing hiring policies regarding employment of employees, or former employees, of the Company’s independent auditors in accordance with the applicable rules of Nasdaq and the SEC.

28. Reviewing at least annually the Committee’s own charter, structure, processes and membership requirements. This annual review shall include self-evaluation by the Committee of its effectiveness. The Committee shall also discuss with the independent auditors the auditors’ observations related to the effectiveness of the Committee.

29. Preparing and periodically updating an annual calendar and checklist for the Committee’s responsibilities and authority.

30. Performing such other duties as may be requested by the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS:

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibility with full access to all books, records, facilities and personnel of the Company.

The Committee shall have the authority to engage independent legal, accounting and other advisors as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms. The Company shall provide the Committee with full funding to retain independent counsel and other advisors for the Committee.

EDUCATION:

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

MEETINGS:

The Committee will establish its own schedule and will meet, in person or by teleconference, at least once each fiscal quarter and at other times at the discretion of the Committee Chair or upon the request of a majority of the members of the Committee.

The Committee will meet separately with members of the Company’s management and the Company’s independent auditors at such times as the Committee deems appropriate.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Committee shall prepare all reports required to be included in the Company’s filings with the SEC, pursuant to and in accordance with applicable rules of the SEC.

The Committee shall report regularly to the full Board, including with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the effectiveness of the Company’s internal controls or disclosure controls, the performance and independence of the Company’s independent auditors, or any other issue that the Committee believes should be brought to the attention of the full Board. Such reports may be made orally or in writing.

COMPENSATION:

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per meeting fees and shall be paid in such form of consideration as is determined by the Board in accordance with the applicable rules of Nasdaq and the SEC.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Committee may, to the extent permitted under applicable law, the applicable rules of Nasdaq and the SEC, and the Company’s Certificate of Incorporation and Bylaws, form and delegate authority to subcommittees in its discretion, including the authority to pre-approve audit and permissible non-audit services, provided that any such pre-approved decision is presented to the full Committee at its next scheduled meeting.

APPENDIX B

COTHERIX, INC.

2004 EQUITY INCENTIVE PLAN

(INITIALLY ADOPTED FEBRUARY 24, 2004)

(AS AMENDED AND RESTATED MARCH 9, 2006)

B-i

B-ii

COTHERIX, INC.

2004 EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

Share numbers in the Plan reflect a reverse stock split approved by the Board on April 26, 2004, pursuant to which each outstanding share of Stock was converted into 0.606 shares of Stock.

ARTICLE 2. ADMINISTRATION.

2.1    Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

(a) Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;

(c) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(d) Any other requirements imposed by applicable law, regulations or rules.

2.2    Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3    Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1    Basic Limitation. Shares of Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of shares of Stock issued under the Plan shall not exceed

(a) 3,063,530 plus the number of shares remaining available for issuance under the 2000 Stock Plan as of the effectiveness of the IPO and (b) the additional shares of Stock described in Sections 3.2, 3.3 and 3.4. The number of shares of Stock that are subject to Awards outstanding at any time under the Plan shall not exceed the number of shares of Stock that then remain available for issuance under the Plan. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 11.

3.2    Annual Increase in Shares. As of January 1 of each year, commencing in 2007, the aggregate number of shares of Stock that may be issued under the Plan shall automatically increase by a number equal to the lesser of (a) 4% of the total number of shares of Stock then outstanding or (b) 2,000,000 shares of Stock.

3.3    Shares Returned to Reserve. If Restricted Shares or shares of Stock issued upon the exercise of Options under this Plan or the 2000 Stock Plan are forfeited or repurchased, then such shares of Stock shall again become available for Awards under this Plan. If Stock Units, Options or SARs under this Plan or the 2000 Stock Plan are forfeited or terminate for any other reason before being exercised or settled, then the corresponding shares of Stock shall again become available for Awards under this Plan. If Stock Units are settled, then only the number of shares of Stock (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of shares of Stock (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan.

3.4    Shares Subject to Substituted Options. The number of shares of Stock subject to Options granted by the Company shall not reduce the number of shares of Stock that may be issued under Section 3.1 if (a) the Company or a Subsidiary is a party to a transaction with another corporation described in section 424(a) of the Code, (b) employees or independent contractors of such corporation hold options to purchase shares of such corporation’s stock that are cancelled as part of such transaction and (c) the Company grants Options under the Plan to such employees or independent contractors to replace the cancelled options in accordance with section 424(a) of the Code (whether or not such Options are ISOs).

3.5    Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of shares of Stock that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4. ELIGIBILITY.

4.1    Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

4.2    Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5. OPTIONS.

5.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various

Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2    Number of Shares. Each Stock Option Agreement shall specify the number of shares of Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 606,000 shares of Stock, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not cover more than 909,000 shares of Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

5.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under either an ISO or an NSO shall in no event be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

5.4    Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable and vested. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5    Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become vested and exercisable as to all or part of the shares of Stock subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of vesting and exercisability may be required under Section 11.3.

5.6    Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, (a) no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option provided, however, that an amendment or modification that may cause an ISO to become a NSO shall not be treated as adversely affecting the rights of the Optionee (b) the reduction of the exercise price of any Option awarded under the Plan shall be subject to stockholder approval and (c) canceling an Option at a time when its exercise price exceeds the Fair Market Value of an underlying share of Stock in exchange for another Option, Restricted Stock, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Change in Control.

5.7    Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1    General Rule. The entire Exercise Price of shares of Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Stock are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2    Surrender of Stock. With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Stock that are already owned by the Optionee. Such shares of Stock shall be valued at their Fair Market Value on the date when the new shares of Stock are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, shares of Stock in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3    Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4    Exercise/Pledge. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the shares of Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.5    Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.

7.1    Initial Grants. Each Outside Director who first becomes a member of the Board on or after the effective date of the IPO (each, a “New Director”) shall receive a one-time grant of an NSO covering 18,180 shares of Stock. Such NSO shall be granted on the date when such Outside Director first joins the Board. Provided that each such Outside Director continues Service on the Board, each such NSO shall become vested for 1/12 of the shares of Stock upon the Outside Director’s completion of each consecutive three-month period of continuous Service from the date of grant. An Outside Director who previously was an Employee shall not receive a grant under this Section 7.1.

7.2    New Director Annual Grants. Starting in the calendar year following the year in which a New Director received the NSO described in Section 7.1, the same New Director shall receive an NSO covering 6,060 shares of Stock upon the conclusion of each regular annual meeting of the Company’s stockholders for a three-year period, provided the New Director will continue serving as a member of the Board following each such annual meeting. Starting in the fifth year of Board service, the NSO granted upon the conclusion of each regular annual meeting of the Company’s stockholders shall cover 9,090 shares of Stock. Provided that each such Outside Director continues Service on the Board, NSOs granted under this Section 7.2 shall become vested for  1/4 of the shares of Stock upon the New Director’s completion of each consecutive three-month period of continuous Service from the date of grant. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 7.2 upon the conclusion of each regular annual meeting of the Company’s stockholders, starting in the calendar year following the year in which his or her employment termination occurs, with the first three of such NSOs covering 6,060 shares of Stock and starting with the fourth of such NSOs, each such NSO shall cover 9,090 shares of Stock.

7.3    Current Director Annual Grants. Outside Directors who joined the Board prior to the effective date of the IPO (each, a “Current Director”) shall not receive an NSO under Section 7.1 and shall receive annual grants as described herein. As of the first trading day of 2005, each Current Director shall receive an NSO covering 6,060 shares of Stock. A Current Director who has provided Board service for one year or more prior to the effective date of the IPO shall receive an NSO covering 9,090 shares of Stock as of the first trading day of each year thereafter, starting in 2006. A Current Director who has provided Board service for less than one year prior to the effective date of the IPO shall receive an NSO covering 6,060 shares of Stock as of the first trading day of 2006 and an NSO covering 9,090 shares of Stock as of the first trading day of each year thereafter, starting in 2007. Provided that each such Outside Director continues Service on the Board, each NSO granted under this Section 7.3 shall become vested for  1/4 of the shares of Stock upon the Current Director’s completion of each consecutive three-month period of continuous Service from the January 1 that is immediately prior to the date of grant of each NSO.

7.4    Accelerated Vesting. All NSOs granted to an Outside Director under this Article 7 shall become vested in full in the event that:

(a) Such Outside Director’s Service terminates because of death, total and permanent disability or retirement at or after age 65; or

(b) The Company is subject to a Change in Control before such Outside Director’s Service terminates.

Acceleration of vesting may also be required by Section 11.3.

7.5    Exercise Price. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a share of Stock on the date of grant, payable in one of the forms described in Sections 6.1, 6.2 and 6.3.

7.6    Term. All NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the date 10 years after the date of grant or (b) the date 12 months after the termination of such Outside Director’s Service for any reason.

7.7    The number of shares covered by NSOs, as described in this Article 7, shall be subject to adjustment pursuant to Article 11.

7.8    Affiliates of Outside Directors. The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Article 7 shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the Service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the Service of the Outside Director.

ARTICLE 8. STOCK APPRECIATION RIGHTS.

8.1    SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

8.2    Number of Shares. Each SAR Agreement shall specify the number of shares of Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 606,000 shares of Stock, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not pertain to more than 909,000 shares of Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

8.3    Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

8.4    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

8.5    Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all shares of Stock subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 11.3.

8.6    Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) shares of Stock, (b) cash or (c) a combination of shares of Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of shares of Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Stock subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

8.7    Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 9. RESTRICTED SHARES.

9.1    Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

9.2    Payment for Awards. Subject to the following two sentences, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents, property or past services rendered to the Company (or a Parent or Subsidiary). Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

9.3    Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. The Company’s independent auditors shall determine such performance. Such target may be based on one or more of the criteria set forth in Appendix A. The Committee shall identify such target not later than the 90th day of such period. In no event shall more than 606,000 Restricted Shares that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, except that 909,000 Restricted Shares may be granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences, with each limitation subject to adjustment in accordance with Article 11. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

9.4    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 10. STOCK UNITS.

10.1    Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation. Stock units granted to a recipient may in no event pertain to more than $1,000,000 in a single fiscal year.

10.2    Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

10.3    Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. The Company’s independent auditors shall determine such performance. Such target may be based on one or more of the criteria set forth in Appendix A. The Committee shall identify such target not later than the 90th day of such period. In no event shall more than 606,000 Stock Units that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, except that 909,000 Stock Units may be granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences, with each limitation subject to adjustment in accordance with Article 11. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 11.3.

10.4    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Stock while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Stock, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

10.5    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) shares of Stock or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

10.6    Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

10.7    Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 11. PROTECTION AGAINST DILUTION.

11.1    Adjustments. In the event of a subdivision of the outstanding shares of Stock, a declaration of a dividend payable in shares of Stock or a combination or consolidation of the outstanding shares of Stock (by reclassification or otherwise) into a lesser number of shares of Stock, corresponding adjustments shall automatically be made in each of the following:

(a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

(b) The limitations set forth in Sections 5.2, 8.2, 9.3 and 10.3;

(c) The number of shares of Stock covered by each outstanding Option and SAR;

(d) The Exercise Price under each outstanding Option and SAR;

(e) The number of shares of Stock covered by an Option to be granted under Article 7; or

(f) The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than shares of Stock in an amount that has a material effect on the price of shares of Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2    Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3    Reorganizations. In the event that the Company is a party to a merger or consolidation, the Committee shall provide for one or more of the following:

(a) The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b) The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).

(c) The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).

(d) Full exercisability of outstanding Options and SARs and full vesting of the shares of Stock subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of such Options and SARs and full vesting of such shares of Stock may be contingent on the closing of such merger or consolidation. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger or consolidation.

(e) The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the shares of Stock subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such shares of Stock are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such shares of Stock would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such shares of Stock would have vested. If the Exercise Price of the shares of Stock subject to such Options and SARs exceeds the Fair Market Value of such shares of Stock, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the shares of Stock subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 12. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have shares of Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have shares of Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such shares of Stock as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

ARTICLE 13. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of shares of Stock issued under this Plan. Such shares of Stock shall be treated for all purposes under the Plan like shares of Stock issued in settlement of Stock Units and shall, when issued, reduce the number of shares of Stock available under Article 3.

ARTICLE 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

14.1    Effective Date. No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

14.2    Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 14 shall be filed with the Company on the prescribed form.

14.3    Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE 15. LIMITATION ON RIGHTS.

15.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

15.2    Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Stock covered by his or her Award prior to the time when a stock certificate for such shares of Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

15.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 16. WITHHOLDING TAXES.

16.1    General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock or make any cash payment under the Plan until such obligations are satisfied.

16.2    Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any shares of Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Stock that he or she previously acquired. Such shares of Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 17. FUTURE OF THE PLAN.

17.1    Term of the Plan. The Plan, as set forth herein, shall become effective on the date of effectiveness of the IPO. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 17.2 or (b) the 10th anniversary of the date when the Board adopted the Plan. The Plan shall serve as the successor to the 2000 Stock Plan, and no further option grants shall be made under the 2000 Stock Plan after the Plan effective date. All options outstanding under the 2000 Stock Plan as of such date shall, immediately upon effectiveness of the Plan, remain outstanding in accordance with their terms. Each outstanding option under the 2000 Stock Plan shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Stock.

17.2    Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

17.3    Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. However, section 162(m) of the Code may require that the Company’s stockholders approve:

(a) The Plan not later than the first regular meeting of stockholders that occurs in the fourth calendar year following the calendar year in which the IPO occurred; and

(b) The performance criteria set forth in Appendix A not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved such criteria.

17.4    Plan History. The Plan was adopted by the Company on February 24, 2004 and became effective on the date of the effectiveness of the IPO. The Plan was amended and restated on March 9, 2006 to (a) increase the number of shares reserved for issuance under Section 3.1 of the Plan by 2,000,000 shares, (b) revise the annual increase provision under Section 3.2 and (c) implement various other administrative changes, which amendment and restatement is subject to approval by the stockholders of the Company.

ARTICLE 18. DEFINITIONS.

18.1    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

18.2    “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

18.3    “Board” means the Company’s Board of Directors, as constituted from time to time.

18.4    “Cause” means (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) a material breach of any agreement between the Participant and the Company, (c) a material failure to comply with the Company’s written policies or rules, (d) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (e) gross negligence or willful misconduct or (f) continued failure to perform assigned duties after receiving written notification of such failure from the Company’s Board of Directors, President or Chief Executive Officer. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of a Participant without Cause.

18.5    “Change in Control” means:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i) Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

(ii) Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

18.6    “Code” means the Internal Revenue Code of 1986, as amended.

18.7    “Committee” means a committee of the Board, as described in Article 2.

18.8    “Company” means CoTherix, Inc., a Delaware corporation.

18.9    “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

18.10    “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

18.11    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

18.12    “Exercise Price,” in the case of an Option, means the amount for which one share of Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Stock in determining the amount payable upon exercise of such SAR.

18.13    “Fair Market Value” means the market price of shares of Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

18.14    “Involuntary Termination” means the termination of the Participant’s Service by reason of:

(a) The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a change in the Participant’s position with the Company (or the Parent, Subsidiary or Affiliate employing him or her) that materially reduces the Participant’s level of authority or responsibility, (ii) a reduction in the Participant’s base salary by more than 10% or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

18.15    “IPO” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Stock to the public.

18.16    “ISO” means an incentive stock option described in section 422(b) of the Code.

18.17    “NSO” means a stock option not described in sections 422 or 423 of the Code.

18.18    “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase shares of Stock.

18.19    “Optionee” means a person or estate who holds an Option or SAR.

18.20    “Outside Director” means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

18.21    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

18.22    “Participant” means a person or estate who holds an Award.

18.23    “Plan” means this CoTherix, Inc. 2004 Equity Incentive Plan, as amended from time to time.

18.24    “Restricted Share” means a share of Stock awarded under the Plan.

18.25    “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

18.26    “SAR” means a stock appreciation right granted under the Plan.

18.27    “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

18.28    “Service” means service as an Employee, Outside Director or Consultant.

18.29    “Stock” means the common stock of the Company.

18.30    “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

18.31    “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock, as awarded under the Plan.

18.32    “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

18.33    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

APPENDIX A

PERFORMANCE CRITERIA FOR RESTRICTED SHARES AND STOCK UNITS

The performance goals that may be used by the Committee for such awards may consist of: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price and working capital. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement may exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

PROXY	COTHERIX, INC.	PROXY
5000 Shoreline Court, Suite 101, South San Francisco, California 94080

This Proxy is Solicited on Behalf of the Board of Directors of CoTherix, Inc.

for the Annual Meeting of Stockholders to be held May 25, 2006

The undersigned holder of common stock, par value $0.001 per share, of CoTherix, Inc. (the “Company”) hereby appoints Donald J. Santel and Christine E. Gray-Smith, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all common stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 25, 2006 at 1:00 p.m. local time, located at the Company’s headquarters, 5000 Shoreline Court, Suite 101, South San Francisco, California 94080, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 AND IN THE DISCRETION OF THE PROXY OR PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 REGARDING THE ELECTION OF THE CLASS II DIRECTOR NOMINEES, “FOR” PROPOSAL 2 REGARDING AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2004 EQUITY INCENTIVE PLAN AND “FOR” PROPOSAL 3 REGARDING THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)

COTHERIX, INC.

A.	Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

To elect the following Class II directors to serve on the Board of Directors until the 2009 Annual Meeting or until their successors have been duly elected and qualified:

		For	Withhold

	James I. Healy M.D., Ph.D.	☐	☐

	Howard B. Rosen	☐	☐

	Donald J. Santel	☐	☐

B.	Issues

The Board of Directors recommends a vote FOR the following proposals.

				For	Against	Abstain

2.	Approval of an amendment and restatement of the CoTherix, Inc. 2004 Equity Incentive Plan to increase the number of shares available under the plan by 2,000,000 shares, revise the automatic share increase provision and approve certain share limits.			☐	☐	☐

				For	Against	Abstain

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2006.			☐	☐	☐

	MARK HERE IF YOU PLAN ON ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS.					☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

C.	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature 1: Signature 2: Date: